Exhibit 10.1

AMENDMENT NO. 13 TO

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 13 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is dated and is effective as of June 25, 2021, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), and GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”, and together with Liberty, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), TRUIST BANK, successor by merger to SunTrust Bank (“Truist”), as a Bank and as purchaser agent for itself (the “Truist Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the Truist Purchaser Agent, the “Purchaser Agents”). Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);

WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”); and

WHEREAS, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to (i) extend the Facility Termination Date under the Purchase Agreement, (ii) increase the Purchase Limit and (iii) make certain other amendments to the Purchase Agreement, all as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

Section 1.                Increase in Purchase Limit and Bank Commitments; Adjustment of Bank Commitments and Percentages. As of the Effective Date (as defined below):

(a)               Pursuant to and in accordance with the Purchase Agreement, the Purchase Limit is hereby increased by $100,000,000 and the definition of “Purchase Limit” contained in Exhibit I to the Purchase Agreement is hereby amended by deleting the dollar figure “$800,000,000” contained therein and replacing it with the dollar figure “$900,000,000”. In accordance with Section 7.01 of the Purchase Agreement, each of the Seller, the Administrative Agent, the Banks, and the Purchaser Agents consents to such amendment.

(b)               Pursuant to and in accordance with Section 1.13(b) of the Purchase Agreement, in connection with the increase in the Purchase Limit, the Seller desires to cause (v) Scotia Capital to increase its Bank Commitment by $37,500,000, (w) PNC to increase its Bank Commitment by $12,500,000, (x) MUFG to increase its Bank Commitment by $15,000,000, (y) Truist to increase its Bank Commitment by $12,500,000 and (z) TD to increase its Bank Commitment by $22,500,000, and each of Scotia Capital, PNC, MUFG, Truist and TD agrees to such increase in its respective Bank Commitment. Each of the Purchasers, the Purchaser Agents and the Administrative Agent hereby consents to such increase in the respective Bank Commitment of each of Scotia Capital, PNC, MUFG, Truist and TD.

(c)               Upon the effectiveness of the Bank Commitment increases in Section 1(b), the Bank Commitment of each of the Banks shall be as follows (and each Bank’s Percentage shall be that percentage determined pursuant to the Purchase Agreement):

Bank	Bank Commitment
Truist	$115,000,000
MUFG	$130,000,000
PNC	$115,000,000
TD	$195,000,000
Scotia Capital	$345,000,000
TOTAL	$900,000,000

(d)         In connection with the foregoing adjustments of the Bank Commitments and the resulting adjustments to each Bank’s Percentage, the applicable Banks (or related Purchasers) whose Percentage has decreased shall transfer a Receivable Interest or Receivable Interests to each of the applicable Banks (or related Purchasers) whose Percentage has increased, as applicable, in exchange for an aggregate cash payment from each such Person in an amount equal to the aggregate Capital of such Receivable Interests so transferred to such Person, so that after giving effect to such transfers of Receivable Interests and such cash payments, each applicable Investor shall hold aggregate outstanding Capital equal to such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage, as so adjusted). The Seller hereby consents to the foregoing transfers of Receivable Interests. Each of the Seller, the Purchaser Agents and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes notice to it by the relevant transferors of the transfer of Receivable Interests pursuant to this Section 1(d).

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Section 2.               Amendments to the Purchase Agreement. Effective as of the Effective Date, immediately after giving effect to the actions contemplated by Section 1 hereof, the Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages attached hereto as Annex A.

Section 3.                Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as:

(a)           executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b)          each Purchaser Agent shall have received payment of a one-time upfront fee in an amount equal to 5 basis points on the amount of its related Bank’s Bank Commitment after giving effect to the increase of Bank Commitments contemplated by Section 1;

(c)          the Administrative Agent shall have received opinions, in form and substance reasonably satisfactory to the Administrative Agent, from Locke Lord LLP, with respect to true sale and non-consolidation matters after giving effect to this Agreement and the transactions contemplated hereby; and

(d)         the Administrative Agent and the Purchaser Agents shall have received, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a certificate of the Secretary or Assistant Secretary of the Seller certifying copies of the resolutions of the Board of Directors of the Seller approving this Agreement and the transactions contemplated hereby.

Section 4.                Representations and Warranties. The Originator, the Seller and the Collection Agent represent and warrant as follows:

(a)           The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement. This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.

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(b)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(c)           This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)          The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.

(e)          No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.

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Section 5.                Amendment to Fee Letters. The Seller and each of the Banks hereby agrees that, upon the effectiveness of the amendments to the Purchase Agreement contemplated by Section 2 above, (x) the percentage “1.25%” in Section 1 of each Fee Letter as to which the related Purchaser Agent has a Purchaser party to the Purchase Agreement utilized in the calculation of the Program Fee (as defined in each Fee Letter) is amended to be “.70%” and the percentage “1.30%” in Section 1 of each Fee Letter as to which the related Purchaser Agent does not have a Purchaser party to the Purchase Agreement utilized in the calculation of the Program Fee is amended to be “.75%”, (y) the percentage “0.40%” in Section 2 of each Fee Letter utilized in the calculation of the Commitment Fee (as defined in each Fee Letter) for each calendar month is amended to be “0.40%, if Usage (as defined below) for such calendar month is ≤ 33%, 0.375%, if Usage for such calendar month is > 33% and ≤ 67%, and 0.35%, if Usage for such calendar month is > 67% (with Usage for any calendar month defined as a fraction (expressed as a percentage), the numerator of which is the average aggregate unpaid Capital of the Receivable Interests during such calendar month and the denominator of which is the average aggregate Bank Commitments during such calendar month)” and (z) the percentage “1.30%” in the paragraph of each Fee Letter mentioning the “Assignee Rate” is amended to be “.75%”.

Section 6.                Purchase Agreement, Contribution Agreement and Fee Letters in Full Force and Effect as Amended.

(a)          In connection with the extension of the Facility Termination Date under the Purchase Agreement, the Originator acknowledges that the Facility Termination Date under the Contribution Agreement shall accordingly be extended pursuant to clause (a) of the definition of “Facility Termination Date” contained therein. All of the provisions of the Purchase Agreement and the Fee Letters, each as amended hereby, and the Contribution Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.

(b)          The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement and the Fee Letters, each as amended hereby, and the Contribution Agreement, as applicable, as though such terms and conditions were set forth herein.

(c)           This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement.

(d)           This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.

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Section 7.                Reference in Other Documents; Affirmation of Performance Undertaking Agreement.

(a)          On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement and the Fee Letters) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.

(b)           United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated.

Section	8. Addition of Deposit Accounts to Deposit Account Control Agreement.

The Seller agrees to deliver to the Administrative Agent, within 90 days after the Effective Date, a duly executed amendment to (or amendment and restatement of) the Second Amended and Restated Deposit Account Control Agreement, dated as of December 28, 2018, among the Seller, United Rentals, Inc., the Administrative Agent and Bank of America, N.A. (the “BofA DACA”) to add account numbers 1499420461, 1499420466, 1499420480, 8666410985 and 1499825556 maintained with Bank of America, N.A. to the BofA DACA as “Accounts” (as defined therein), such amendment or amendment and restatement to be in form and substance reasonably satisfactory to the Administrative Agent.

Section	9. Costs and Expenses.

The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the drafting, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section	10. Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

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Section	11. Headings.

The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section	12. Governing Laws.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).

The remainder of this page is intentionally left blank.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:	UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

SELLER:	UNITED RENTALS RECEIVABLES LLC II

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

COLLECTION AGENT:	UNITED RENTALS, INC.

	By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

SOLELY FOR PURPOSES OF SECTION 7(b):

UNITED RENTALS, INC.

By:	/s/ Colin Fox
Name: Colin Fox
Title: Assistant Treasurer

Signature Page
AMENDMENT NO. 13 to RPA

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

PURCHASER:	LIBERTY STREET FUNDING LLC

	By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

BANK:	THE BANK OF NOVA SCOTIA

	By:	/s/ Doug Noe
Name: Doug Noe
Title: Managing Director

Signature Page
AMENDMENT NO. 13 to RPA

PURCHASER AGENT:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

Signature Page
AMENDMENT NO. 13 to RPA

PURCHASER:	GOTHAM FUNDING CORPORATION

	By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

BANK:	MUFG BANK, LTD.

	By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

Signature Page
AMENDMENT NO. 13 to RPA

PURCHASER AGENT:	TRUIST BANK

	By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Managing Director

BANK:	TRUIST BANK

	By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Managing Director

Signature Page
AMENDMENT NO. 13 to RPA

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

	By:	/s/ Jamie Giles
Name: Jamie Giles
Title: Managing Director

BANK:	THE TORONTO-DOMINION BANK

	By:	/s/ Jamie Giles
Name: Jamie Giles
Title: Managing Director

Signature Page
AMENDMENT NO. 13 to RPA

ANNEX A

CHANGED PAGES TO PURCHASE AGREEMENT

See Attached

CONFORMED COPY INCORPORATING

AMENDMENT NO. ~~12~~13 EFFECTIVE AS OF JUNE ~~26~~25, ~~2020~~2021

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

Among

UNITED RENTALS RECEIVABLES LLC II,
as Seller,

UNITED RENTALS, INC.,
as Collection Agent,

LIBERTY STREET FUNDING LLC,
as a Purchaser,

GOTHAM FUNDING CORPORATION,
as a Purchaser,

THE BANK OF NOVA SCOTIA,
as Purchaser Agent for Liberty, as Administrative Agent and as a Bank,

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for itself and as a Bank,

MUFG BANK, LTD.,
as Purchaser Agent for Gotham and as a Bank,

TRUIST BANK,

as Purchaser Agent for itself and as a Bank,

and

THE TORONTO-DOMINION BANK,
as Purchaser Agent for itself and as a Bank

Table of Contents

		Page

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.	Purchase Facility	2
SECTION 1.02.	Making Purchases	3
SECTION 1.03.	Receivable Interest Computation	2
SECTION 1.04.	Settlement Procedures	12
SECTION 1.05.	Fees	12
SECTION 1.06.	Payments and Computations, Etc	13
SECTION 1.07.	Dividing or Combining Receivable Interests	13
SECTION 1.08.	Increased Costs and Requirements of Law	15
SECTION 1.09.	Intended Characterization; Security Interest	15
SECTION 1.10.	[Reserved]	16
SECTION 1.11.	Sharing of Payments	16
SECTION 1.12.	Repurchase Option	16
SECTION 1.13.	Extension; Additional Purchasers; Increased Commitments	17
SECTION 1.14.	Defaulting Banks; Delaying Banks	~~18~~18
SECTION 1.15.	~~Successor Eurodollar Rate~~Benchmark Replacement Setting	19

ARTICLE II REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.	Representations and Warranties; Covenants	~~20~~25
SECTION 2.02.	Events of Termination	~~20~~26

ARTICLE III INDEMNIFICATION

SECTION 3.01.	Indemnities by the Seller	~~21~~26

ARTICLE IV ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01.	Designation of Collection Agent	~~23~~28
SECTION 4.02.	Duties of Collection Agent	~~23~~29
SECTION 4.03.	Certain Rights of the Administrative Agent	~~24~~30
SECTION 4.04.	Rights and Remedies	~~26~~31
SECTION 4.05.	Further Actions Evidencing Purchases	~~26~~32
SECTION 4.06.	Covenants of the Collection Agent and the Seller	~~27~~32
SECTION 4.07.	Indemnities by the Collection Agent	~~28~~34
SECTION 4.08.	Representations and Warranties of the Collection Agent	~~29~~35

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ARTICLE V THE ADMINISTRATIVE AGENT

SECTION 5.01.	Authorization and Action	~~31~~36
SECTION 5.02.	Administrative Agent’s Reliance, Etc	~~31~~36
SECTION 5.03.	Indemnification of Administrative Agent	~~32~~37
SECTION 5.04.	Scotia Capital and Affiliates	~~32~~37
SECTION 5.05.	Bank’s Purchase Decision	~~32~~37
SECTION 5.06.	~~[Reserved]32~~Erroneous Payments	38
SECTION 5.07.	Notice of Event of Termination	~~32~~40

ARTICLE VI THE PURCHASER AGENTS

SECTION 6.01.	Authorization	~~33~~41
SECTION 6.02.	Reliance by Purchaser Agent	~~34~~42
SECTION 6.03.	Agent and Affiliates	~~35~~43
SECTION 6.04.	Notices	~~35~~43
SECTION 6.05.	Bank’s Purchase Decision	~~35~~43

ARTICLE VII MISCELLANEOUS

SECTION 7.01.	Amendments, Etc	~~35~~43
SECTION 7.02.	Notices, Etc	~~36~~44
SECTION 7.03.	Assignability	~~39~~47
SECTION 7.04.	Costs, Expenses and Taxes	~~40~~49
SECTION 7.05.	No Proceedings	~~43~~51
SECTION 7.06.	Confidentiality	~~43~~52
SECTION 7.07.	Governing Law	~~44~~52
SECTION 7.08.	SUBMISSION TO JURISDICTION	~~44~~52
SECTION 7.09.	WAIVER OF JURY TRIAL	~~45~~53
SECTION 7.10.	Execution in Counterparts	~~45~~53
SECTION 7.11.	Survival of Termination	~~45~~53
SECTION 7.12.	Severability	~~45~~53
SECTION 7.13.	Excess Funds	~~45~~53
SECTION 7.14.	No Recourse	~~45~~54
SECTION 7.15.	Amendment and Restatement; Acknowledgement	~~46~~54
SECTION 7.16.	KYC Information	~~47~~55

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EXHIBITS

EXHIBIT I --	Definitions
EXHIBIT II --	Conditions of Purchases
EXHIBIT III --	Representations and Warranties
EXHIBIT IV --	Covenants of the Seller
EXHIBIT V --	Events of Termination
EXHIBIT VI --	Collection Agent Defaults

ANNEXES

ANNEX A --	[Reserved]
ANNEX B --	[Reserved]
ANNEX C --	Credit and Collection Policy
ANNEX D --	[Reserved]
ANNEX E --	Monthly Report
ANNEX F --	Controlled Account and Collection Accounts
ANNEX G-1 --	Weekly Report
ANNEX G-2 --	Daily Report
ANNEX H --	Form of ENB Contract
ANNEX I --	Form of Purchase Request

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THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Dated as of September 24, 2012

UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC (“Liberty”), a Delaware limited liability company, GOTHAM FUNDING CORPORATION (“Gotham”), a Delaware corporation (each of Liberty and Gotham, a “Purchaser”, and together the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank, as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as defined herein) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), TRUIST BANK (“Truist”), as a Bank and as purchaser agent for itself (the “Truist Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the Truist Purchaser Agent, the “Purchaser Agents”), agree as follows:

PRELIMINARY STATEMENTS

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. Capitalized terms not defined herein are used as defined in the Purchase Agreement or, if not defined in the Purchase Agreement, the Credit Agreement. References in the Exhibits to the “Agreement” refer to this Agreement, as amended, modified or supplemented from time to time. All interest rate and yield determinations referenced herein shall be expressed as a decimal and rounded, if necessary, to the nearest one hundredth of a percentage point in the manner set forth herein (as applicable).

The Seller has acquired, and may continue to acquire, Receivables and Related Security from the Originator, either by purchase or by contribution to the capital of the Seller, in accordance with the terms of the Purchase Agreement. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as “Receivable Interests”) in the Pool Receivables. The Purchasers may, in their sole discretion, purchase such Receivable Interests in the Pool Receivables, and the Banks are prepared to purchase such Receivable Interests in the Pool Receivables, in each case on the terms set forth herein.

Certain parties hereto previously entered into that certain Second Amended and Restated Receivables Purchase Agreement, dated as of September 28, 2011, as amended by that certain Assignment and Acceptance and Amendment Agreement, dated as of December 23, 2011 and as further amended and supplemented as of February 2, 2012, May 18, 2012 and September 24, 2012 (the “Existing Agreement”).

The parties hereto now desire to amend and restate the Existing Agreement in its entirety as set forth herein and with effect from the date first set forth above. Accordingly, the parties agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.                    Purchase Facility.

(a)               On the terms and conditions hereinafter set forth, the Purchasers may, in their sole discretion, and the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests in the Pool Receivables from the Seller from time to time during the period from the date hereof through the date immediately preceding the Facility Termination Date, in the case of the Purchasers, and through the date immediately preceding the Commitment Termination Date, in the case of the Banks. Under no circumstances shall the Purchasers make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase (x) the aggregate outstanding Capital of Receivable Interests in the Pool Receivables would exceed the Purchase Limit or (y) the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by any Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers would exceed its Bank Commitment.

(b)               The Seller may, upon at least five Business Days’ notice to the Administrative Agent and each Purchaser Agent, terminate this purchase facility in whole or, from time to time, reduce in part the unused portion of the Purchase Limit, which shall reduce the Bank Commitments ratably in accordance with each Bank’s Percentage; provided that each partial reduction shall be in the amount of at least $1,000,000; and provided further that the Seller shall pay any related Broken Funding Cost; and provided further that no partial reduction shall reduce the Purchase Limit below $50,000,000.

(c)               Subject to the conditions described in Section 2(b) of Exhibit II to this Agreement, Collections attributable to Receivable Interests in the Pool Receivables shall be automatically reinvested pursuant to Section 1.04(b)(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of the applicable Receivable Interest percentages.

SECTION 1.02.                    Making Purchases.

(a)               Each notice of purchase of a Receivable Interest in the Pool Receivables shall be delivered by the Seller to the Administrative Agent and each Purchaser Agent no later than 10:30 a.m. (New York City time), on the proposed date the purchase is to be made. Each such notice of a purchase shall be in the form of an irrevocable (except as set forth in Section 1.02(e)(v) or Section 1.15(b)) Purchase Request and shall specify (i) the amount requested to be paid to the Seller by each Purchaser and each Bank which does not have a related Purchaser (such amount, which shall not be less than $250,000 in the aggregate (inclusive of any amount being rolled over from a previous purchase), being referred to herein as the initial “Capital” of each Receivable Interest in the Pool Receivables then being purchased), (ii) the date of such purchase (which shall be a Business Day) and (iii) unless the purchase will be funded with Pooled Commercial Paper and except with respect to any purchase being made by Truist, PNC or TD (in their respective capacities as a Bank), the desired duration of the initial Fixed Period for each such Receivable Interest in the Pool Receivables. Each Purchaser Agent which has a related Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of purchase) notify the Seller and the Administrative Agent whether such respective Purchaser has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to such Purchaser and the yield with respect to such purchase and the amount of interest that will be due for the related Settlement Period. If (a) a Purchaser has determined not to make a proposed purchase, or (b) a Purchaser Agent does not have a related Purchaser, the respective Purchaser Agent shall promptly send notice of the proposed purchase to all of the Related Banks of such Purchaser Agent concurrently specifying the date of such purchase, each such Bank’s Percentage multiplied by the aggregate amount of Capital of the Receivable Interests in the Pool Receivables being purchased, and, except with respect to any purchase being made by Truist, PNC or TD (in their respective capacities as a Bank), the Assignee Rate for the Fixed Period for such Receivable Interest in the Pool Receivables and the duration of the Fixed Period for such Receivable Interest in the Pool Receivables. The Seller shall indemnify the Purchasers and the Banks against any loss or expense incurred by the Purchasers and/or the Banks, either directly or indirectly, as a result of any failure by the Seller to complete such transfer, including, without limitation, any loss or expense incurred by the Purchasers and/or the Banks by reason of the liquidation or reemployment of funds acquired by the Purchasers or the Banks (including, without limitation, funds obtained by issuing notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such transfer.

(b)               On the date of each such purchase of a Receivable Interest in the Pool Receivables, each Purchaser or the Banks, as the case may be, in each case other than any Delaying Bank with respect to such purchase and such Delaying Bank’s related Purchasers, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller by wire transfer in U.S. dollars in same day funds, to the account designated by the Seller, no later than 3:00 p.m. (New York City time) an amount equal to each such Purchaser’s or Bank’s ratable share (based on the applicable Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables. A Delaying Bank may not object to its funding obligation of Delayed Funds under Section 1.02(e)(vi) on the basis of the failure of the Seller to satisfy the conditions precedent set forth in Exhibit II hereto unless such Delaying Bank has delivered a written notice to the Administrative Agent and the Seller expressing its objections to the proposed purchase on or prior to the Original Date of such purchase applicable to Non-Delaying Banks.

(c)               Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Administrative Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interests then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect to, and other proceeds of, such Pool Receivable and Related Security.

(d)               Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount that would exceed the Bank Commitment with respect to such Bank less, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding and unpaid Capital of such related Purchasers. Each Bank’s obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, and if any Bank shall fail to make funds available, each remaining Bank shall (subject to the limitation in the preceding sentence) make available its pro rata portion of the funds required to be funded for such purchase pursuant to clause (b) of this Section 1.02.

(e)               Special Provisions for Delayed Funding Dates.

(i)               If, at any time that the Seller delivers a Purchase Request pursuant to Section 1.02(a), any Bank has, pursuant to clause (ii) of this Section 1.02(e), previously notified the Seller and Administrative Agent in writing that it is a Delaying Bank, the Purchaser Agent for such Delaying Bank may, not later than 11:00 a.m. (New York City time), on the proposed date that the purchase set forth in such Purchase Request is to be made (the “Original Date”), deliver a written notice (a “Delayed Funding Notice”) to the Seller and the Administrative Agent that its related Purchaser will not be making such purchase and of the intention of such Delaying Bank to fund its ratable share (based on such Bank’s Percentage) of the initial Capital of such Receivable Interest in the Pool Receivables on a Business Day that is on or before the 33rd day (or if such 33rd day is not a Business Day, the next succeeding Business Day thereafter) following such Original Date (such date, the “Delayed Funding Date”), rather than on the Original Date with respect thereto. Any Bank for which a Delayed Funding Notice is delivered with respect to any Original Date shall be referred to herein as a “Delaying Bank” with respect to the purchase being made on such Original Date and funds required to be delivered on the respective Delayed Funding Date pursuant to such Delayed Funding Notice shall be referred to as “Delayed Funds”. Notwithstanding the foregoing, the delivery of a Delayed Funding Notice shall not relieve any other Bank that is not a Delaying Bank (each, a “Non-Delaying Bank”) of any of its obligations hereunder, including the obligation of such Non-Delaying Bank to make the purchase to be made on such Original Date and other purchases in accordance with the terms of this Agreement.

(ii)              No Bank may deliver a Delayed Funding Notice until after its delivery to the Seller and the Administrative Agent of a certificate (a “Delaying Certificate”) signed by an authorized officer of such Bank certifying that (A) charges relating to the “liquidity coverage ratio” under Basel III have been incurred (or are expected to be to incurred) on such Bank’s interests and obligations hereunder and (B) such Bank is seeking or has obtained delayed funding in transactions similar to the transaction contemplated hereunder. For the avoidance of doubt, the Seller acknowledges and agrees that the “charges” provided for in such certification may be external charges incurred by such Bank or internal charges incurred by any business of such Bank managing such Bank’s interests or obligations hereunder. Each Delayed Funding Notice delivered by a Bank shall be deemed to be a representation and warranty by such Bank to the Seller as of the date of the Delayed Funding Notice that the written certification described in this clause (e)(ii) is true and complete in all respects as of such date. Any Bank may revoke a Delaying Certificate it has delivered by written notice to the Administrative Agent and the Seller.

(iii)            No Bank may request any amount payable under Section 1.08 as a result of any impact due to the “liquidity coverage ratio” provisions of Basel III on its unused Bank Commitment hereunder with respect to any time such Bank is or was a Delaying Bank.

(iv)             If any Delaying Bank timely delivers a Delayed Funding Notice with respect to an Original Date, then the Administrative Agent shall use reasonable efforts on such Original Date to notify the Purchaser Agent for each Non-Delaying Bank with respect to such Original Date and such notice shall constitute a direction that the related Purchaser of each such Non-Delaying Bank may, or such Non-Delaying Bank shall, in accordance with Section 1.02, make available to the Seller by wire transfer in U.S. dollars in same day funds to the account designated by the Seller, an amount equal to the lesser of (A) such Purchaser’s or Non-Delaying Bank’s ratable share (based on a percentage equal to the applicable Bank Commitment of such Non-Delaying Bank divided by the aggregate Bank Commitments of all Non-Delaying Banks with respect to such purchase) of the Delayed Funds with respect to such Original Date and (B) such amount that, when added to the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by such Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers, would not exceed its Bank Commitment. Each such Purchaser and/or Non-Delaying Bank shall use commercially reasonable efforts to make such amount available to the Seller no later than 3:00 p.m. (New York City time) on the Original Date, but in the event it is not able to do so, such amount shall be made available by such Purchaser and/or Non-Delaying Bank to the Seller no later than 3:00 p.m. (New York City time) on the first Business Day following such Original Date.

(v)               The Administrative Agent shall promptly notify each Purchaser Agent upon its receipt of (x) any Delaying Certificate (but shall not be required to disclose which Bank has delivered such Delaying Certificate) and (y) any Delayed Funding Notice. Each Bank and/or Purchaser, as applicable, agrees that, with respect to each purchase to be made hereunder while any Delaying Certificate is then in effect, it shall use its commercially reasonable efforts to not make available to the Seller the funds for such purchase earlier than 11:30 a.m. (New York City time) on the proposed date of such purchase. If any Delayed Funding Notice with respect to any purchase is delivered hereunder, the Seller may, by notice to the Purchaser Agents no later than 11:30 a.m. (New York City time) on the Original Date with respect thereto, revoke the applicable Purchase Request. No Bank or Purchaser shall, nor be required to, fund any amount relating to any Purchase Request that is so revoked by the Seller.

(vi)             On each Delayed Funding Date, each Delaying Bank with respect to the purchase to be funded on such Delayed Funding Date shall fund, or such Bank’s related Purchaser may fund, an aggregate amount equal to the lesser of (A) the amount of Delayed Funds of such Bank for such Delayed Funding Date and (B) an amount such that, following such funding (and without regard to any other Delayed Funding Notices that may have been delivered and Delayed Funding Amounts that may have been funded by Non-Delaying Banks or related Purchasers after such applicable Original Date), the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by such Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers is equal to such Bank’s ratable share (based on the applicable Bank’s Percentage) of the aggregate outstanding Capital of Receivable Interests in the Pool Receivables (such lesser amount, the “Delayed Funding Amount”), and such amount shall be distributed to the Administrative Agent for distribution to each Non-Delaying Bank (or its related Purchaser) with respect to the purchase made by such Non-Delaying Bank (or its related Purchaser) pursuant to clause (iv) of this Section 1.02(e) with respect to such Delayed Funds, pro rata based on the relative amounts advanced by such Non-Delaying Bank (or its related Purchaser) pursuant to clause (iv) of this Section 1.02(e) with respect to such Delayed Funds. Upon the funding of its Delayed Funding Amount in accordance with the preceding sentence, and without any further action on the part of such Delaying Bank, the Administrative Agent, any other Bank or Purchaser, such Delaying Bank (or its related Purchaser) will be deemed to have acquired from each Non-Delaying Bank or its related Purchaser, as applicable, and each such Non-Delaying Bank or related Purchaser, as applicable, will be deemed to have sold to such Delaying Bank, without recourse or warranty, its ratable share of Capital such that, following such payments (and without regard to any other Delayed Funding Notices that may have been delivered and Delayed Funding Amounts that may have been funded by Non-Delaying Banks or related Purchasers after such applicable Original Date), the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by each Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers is equal to such Bank’s ratable share (based on the applicable Bank’s Percentage) of the aggregate outstanding Capital of Receivable Interests in the Pool Receivables. For the avoidance of doubt, in the event that the Delayed Funding Amount with respect to any funding pursuant to this clause (vi) is less than the amount of the related Delayed Funds, neither the applicable Delaying Bank nor such Bank’s related Purchaser shall have any obligation to fund such difference but shall only be obligated to fund such Delayed Funding Amount.

(vii)          The obligation of each Delaying Bank to fund its Delayed Funding Amount on the related Delayed Funding Date is subject to any valid claims of a Delaying Bank under the last sentence of Section 1.02(b) but is otherwise absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Delaying Bank may have against the Administrative Agent, the other Banks and Purchasers, the Seller, or any other Person for any reason whatsoever; (B) the occurrence or continuance of an Event of Termination or Incipient Event of Termination; (C) the reduction or termination of any Bank Commitments; or (D) any other occurrence, event, or condition, whether or not similar to any of the foregoing (in each case, so long as such payment does not cause the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by any Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers to exceed its Bank Commitment (as of the Original Date with respect to such funding)). The funding or failure to fund the Delayed Funds will not relieve or otherwise impair the obligation of the Seller to make all payments as provided in this Agreement.

(viii)        In the event that a Delaying Bank is prohibited by applicable law from funding its Delayed Funds on a Delayed Funding Date, then such Delaying Bank shall be deemed to have purchased a participation from each Non-Delaying Bank or related Purchaser in its outstanding Capital, as applicable, in an amount that such Delaying Bank would otherwise be required to pay to such Non-Delaying Bank or related Purchaser pursuant to clause (vi) of this Section 1.02(e).

SECTION 1.03.                    Receivable Interest Computation.

Each Receivable Interest in the Pool Receivables shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest in the Pool Receivables, such Receivable Interest in the Pool Receivables shall be automatically recomputed (or deemed to be recomputed) based upon the information provided in the most recently submitted Monthly Report on each day other than a Liquidation Day; provided that, if a more recent Weekly Report or Daily Report has been submitted to the Administrative Agent and the Purchaser Agents pursuant to Section 4.02(g), then the Receivable Interest in the Pool Receivables reflected in such Monthly Report, Weekly Report or Daily Report that is the highest shall be used; provided, further that, if such Weekly Report or Daily Report, as applicable, recalculates all of the components (including the Net Receivables Pool Balance and reserve components in the calculation of such Receivable Interest) necessary to determine such Receivable Interest as of the relevant calculation day for such report in a manner consistent with the calculation thereof made in the most recently submitted Monthly Report and otherwise reasonably satisfactory to the Administrative Agent, then the Receivable Interest in the Pool Receivables reflected in such Weekly Report or Daily Report, as applicable, shall be used. Such Receivable Interest shall be 100% from and after the occurrence of a Termination Date until the event causing such Termination Date has been waived or cured. Notwithstanding the foregoing, such Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, all other amounts owed by the Seller and the Collection Agent hereunder to the Investors, the Banks, the Administrative Agent and the Purchaser Agents and each Indemnified Party and each Affected Person are paid in full and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

SECTION 1.04.                    Settlement Procedures.

(a)               Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article IV of this Agreement. The Collection Agent shall direct each Obligor to direct all payments of Collections into Collection Accounts. Subsequently, the Collection Agent shall forthwith cause all such Collections received in the Collection Accounts to be transferred into the Controlled Account within one Business Day; provided that, if the balance in any such Collection Account is less than $50,000, the Collection Agent shall not be obligated to transfer any amounts from such Collection Account as long as the account balance remains less than $50,000 and also as long as the balance is transferred according to a standing order (a “Threshold Basis”). Additionally, with respect to Collection Accounts that have balances less than $50,000 and whose balances are not transferred on a Threshold Basis, the Collection Agent will transfer funds manually from such accounts on a weekly basis. Any Amounts transferred pursuant to this Section 1.04(a) may be in an amount that leaves up to $10,000 remaining in each such Collection Account. The Seller shall provide to the Collection Agent (if other than United Rentals) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest in the Pool Receivables.

(b)          The Collection Agent shall, on each day on which Collections of Pool Receivables are received or deemed received by it pursuant to this Agreement with respect to any Receivable Interest in the Pool Receivables:

(i)              set aside and hold in trust (and, at the request of the Administrative Agent, segregate such amount into a separate account into which no other funds are deposited) for the Investors or the Banks that hold such Receivable Interest in the Pool Receivables and for the Administrative Agent, out of the percentage of such Collections attributable to such Receivable Interest in the Pool Receivables, an amount equal to the Yield, all fees and payments due pursuant to each of the Fee Agreements, and the Collection Agent Fee accrued through such day for such Receivable Interest in the Pool Receivables and not previously set aside;

(ii)             if such day is not a Liquidation Day, reinvest with the Seller, on behalf of the Investors or the Banks that hold such Receivable Interest in the Pool Receivables, the remainder of such percentage of Collections, to the extent representing a return of Capital, by recomputation of such Receivable Interest in the Pool Receivables pursuant to Section 1.03;

(iii)            if such day is a Liquidation Day, set aside and hold in trust the entire remainder of such percentage of Collections for the Investors or the Banks that hold such Receivable Interest in the Pool Receivables (and, at the request of the Administrative Agent, segregate such amount into a separate account into which no other funds are deposited); provided, however, that if the Liquidation Day resulted solely by reason of the non-satisfaction of the initial purchase conditions (as set forth in paragraph 1 of Exhibit II) and such conditions are subsequently satisfied or are waived by the Purchaser Agents and written notice is provided to the Rating Agencies rating the Commercial Paper, any amounts that have been set aside and held in trust pursuant to this clause (iii) shall be reinvested in accordance with the preceding clause (ii); provided that the Event of Termination identified as paragraph (g) of Exhibit V cannot be waived by the Purchaser Agents; and

(iv)           during such times as amounts are required to be reinvested in accordance with the foregoing clause (ii) or the first proviso to clause (iii), release to the Seller for its own account any Collections in excess of such amounts and the amounts that are required to be set aside pursuant to clause (i) above.

(c)           On (x) the Settlement Day for a Receivable Interest in the Pool Receivables the Collection Agent shall deposit, as applicable, (i) with the Administrative Agent for its own account, Collections held for the Administrative Agent that relate to any fees owed to the Administrative Agent pursuant to the Scotia Capital Fee Agreement and any other accrued and unpaid amounts owed to the Administrative Agent by the Seller hereunder pursuant to Section 1.04(b)(i), (ii) into each Purchaser Agent’s Account ratably according to the amount then owed to each Investor or Bank, Collections held for the Investors or the Banks that relate to such Receivable Interest in the Pool Receivables pursuant to Section 1.04(b)(i), and (iii) with the Administrative Agent for transfer to each Purchaser Agent’s Account ratably according to the amount then owed to each Investor or Bank, Collections held for the Investors or the Banks that relate to such Receivable Interest in the Pool Receivables pursuant to Section 1.04(b)(iii); provided, that, in the event any Bank is a Delaying Bank at the time of transfer of such Collections by the Administrative Agent to each Purchaser Agent’s Account pursuant to this clause (iii), then such amounts shall be transferred by the Administrative Agent, first to the Purchaser Agent’s Account of each Purchaser Agent whose Related Banks are each Non-Delaying Banks ratably according to the amount then owed to each Investor or Bank related to each such Purchaser Agent, until the aggregate outstanding Capital of Receivable Interests in the Pool Receivables held by each Bank plus, in the event such Bank has any related Purchasers, such Bank’s ratable share of the outstanding Capital of Receivable Interests in the Pool Receivables held by such related Purchasers is equal to such Bank’s ratable share (based on the applicable Bank’s Percentage) of the aggregate outstanding Capital of Receivable Interests in the Pool Receivables, and second to each Purchaser Agent’s Account ratably according to the amount then owed to each Investor or Bank and (y) any Liquidation Day that occurs at such time that there is a Delaying Bank, upon the request of the Purchaser Agents whose Related Banks are each Non-Delaying Banks, the Collection Agent shall deposit with the Administrative Agent for transfer to the Purchaser Agent’s Account of each such Purchaser Agent ratably according to the amount then owed to each Investor or Bank related to each such Purchaser Agent, Collections held for the Investors or the Banks that relate to such Receivable Interest in the Pool Receivables pursuant to Section 1.04(b)(iii) in an amount required for application in full under item “first” contained in the proviso at the end of Section 1.04(c)(x)(iii).

(d)          Upon receipt of funds deposited into its Purchaser Agent’s Account, the related Purchaser Agent shall distribute them as follows:

(i)              if such distribution occurs on a day that is not a Liquidation Day, first to the Investors or the Banks that hold the relevant Receivable Interest in the Pool Receivables, pro rata, in payment in full of all accrued and unpaid Yield, all fees and payments due pursuant to each of the Fee Agreements, and second to the Collection Agent in payment in full of all accrued and unpaid Collection Agent Fees; and

(ii)             if such distribution occurs on a Liquidation Day, first to the Collection Agent in payment in full of all accrued and unpaid Collection Agent Fees if the Collection Agent is not United Rentals or an Affiliate of United Rentals, second to the Investors or the Banks that hold the relevant Receivable Interest in the Pool Receivables, pro rata, in payment in full of all accrued and unpaid Yield and all fees and payments due pursuant to each of the Fee Agreements, third to such Investors or Banks, pro rata, in reduction to zero of all Capital, fourth to such Investors or Banks or the Administrative Agent or the Purchaser Agents or any Indemnified Party or Affected Person, pro rata, in payment of any other accrued and unpaid amounts owed by the Seller hereunder, and fifth to the Collection Agent, if United Rentals or an Affiliate of United Rentals is the Collection Agent, in payment in full of all accrued and unpaid Collection Agent Fees.

After the Capital and Yield and accrued and unpaid Collection Agent Fees with respect to a Receivable Interest in the Pool Receivables, and any other amounts payable by the Seller to the Investors, the Banks, the Administrative Agent or the Purchaser Agents hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest in the Pool Receivables and any excess cash Collateral shall be paid to the Seller for its own account.

(e)           For the purposes of this Agreement:

(i)              if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any Dilution, or any setoff or dispute between the Originator and an Obligor due to a claim arising out of the same or any other transaction, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

(ii)             if on any day any Responsible Officer of the Company becomes aware that the representation and warranty in paragraph (h) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full; and

(iii)            if and to the extent the Administrative Agent, the Purchaser Agents, any Investors or any Bank or any Indemnified Party or Affected Person shall be required for any reason to pay over to an Obligor (or to any trustee, receiver, custodian or similar official in any proceeding of the type contemplated by paragraph (g) of Exhibit V) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller, and, accordingly, the Administrative Agent, the Purchaser Agents, the Investors or the Banks, or the Indemnified Parties or the Affected Persons, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f)           Except as provided in Section 1.04(e)(i) or (ii), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables.

(g)          The Seller shall forthwith deliver (i) to the Collection Agent an amount equal to all Collections deemed received by the Seller pursuant to Section 1.04(e)(i) or (ii) above and the Collection Agent shall hold or reinvest such Collections in accordance with Section 1.04(b), or (ii) if Collections are then being paid to the Administrative Agent or the Controlled Account directly or indirectly owned or controlled by the Administrative Agent, the Seller shall forthwith cause such deemed Collections to be paid to the Administrative Agent or such Controlled Account. So long as the Seller shall hold any Collections or deemed Collections required to be paid to the Collection Agent, the Administrative Agent, a Purchaser Agent, a Purchaser, a Bank, an Indemnified Party, or an Affected Person, it shall hold such Collections in trust (and, at the request of the Administrative Agent or any Purchaser Agent, separate and apart from its own funds and shall clearly mark its records to reflect such trust).

(h)          With respect to each Bank that is a Nonrenewing Bank that has not been replaced by another Bank pursuant to Section 1.13 (any such Bank, a “Non-Extending Bank”), the Collection Agent shall implement the procedures set forth in this Section 1.04(h). On each Business Day prior to such Non-Extending Bank’s Bank Commitment being reduced to zero (provided that no Event of Termination has occurred and is continuing), the Collection Agent shall apply funds out of the Collections represented by the Receivable Interest received and not previously applied in the following manner:

(i)              set aside and hold in trust in the Collection Account, for the benefit of the Non-Extending Banks and their related Purchasers, if any, an amount equal to all Yield and fee(s) and other payments owed under the Fee Agreements (based on the Receivable Interest at such time), in each case accrued through such day and not so previously set aside or paid. The Collection Agent shall thereafter pay to each applicable Purchaser Agent (ratably according to accrued Yield and fees and other payments owed under the Fee Agreements) on the last day of each Settlement Period for the Non-Extending Banks the amount of such accrued and unpaid fees and other payments owed under the Fee Agreements and Yield;

(ii)             pay to each applicable Purchaser Agent for the account of each Non-Extending Bank, if any, related to such Purchaser Agent (ratably based on the Bank Commitment of the Non-Extending Bank at such time), and, in the event such Non-Extending Bank has any related Purchasers, for the account of such related Purchasers solely to the extent necessary to reduce any such Purchaser’s pro rata portion of the Purchase Limit to an amount that is equal to or lesser than the amount of any available Bank Commitment of any remaining Banks related to any such Purchaser at such time, from such Collections remaining after application pursuant to clause (i) above, the amount of such Bank Commitment of the Non-Extending Bank; provided that, solely for purposes of determining such Non-Extending Bank’s ratable share of such Collections, such Bank Commitment shall be deemed to remain constant from the date such Bank becomes a Non-Extending Bank until the date such Bank Commitment of the Non-Extending Bank has been paid in full; it being understood that if such day is also a Termination Date or a day on which an Event of Termination has occurred, the Bank Commitment of the Non-Extending Bank shall be recalculated at such time (taking into account amounts received by or on behalf of such Bank in respect of its Capital pursuant to this clause (ii)), and thereafter Collections shall be set aside for payment to all Investors (ratably according to the Bank Commitment of such Non-Extending Bank) pursuant to paragraph (d) above; and

(iii)            reinvest the balance of such Collections in respect of Capital to the acquisition of additional undivided percentage interests pursuant to Section 1.02 hereof.

(i)           Within one Business Day after the end of each Fixed Period, each Purchaser Agent shall furnish the Seller with an invoice setting forth the amount of the accrued and unpaid Yield and fees for such Fixed Period with respect to the Receivable Interests held by such Purchaser Agent’s related Investors.

SECTION 1.05.         Fees.

(a)          The Collection Agent shall be entitled to receive a fee (the “Collection Agent Fee”) of 0.50% per annum on the aggregate Capital of each Receivable Interest owned by each Investor or Bank on the last day of each calendar month, payable in arrears on the first day of each calendar month following each Settlement Period for such Receivable Interest. Upon three Business Days’ notice to the Administrative Agent and the Purchaser Agents, the Collection Agent (if not United Rentals) may elect to be paid, as such fee, a different percentage per annum on the aggregate Capital of such Receivable Interest for such Settlement Period, but in no event in excess for all Receivable Interests relating to a single Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in such Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 1.04.

(b)          The Seller agrees to pay to the Administrative Agent and the Purchaser Agents certain fees in the amounts and on the dates set forth in the applicable Fee Agreement with the Administrative Agent and each of the Purchaser Agents, as applicable.

SECTION 1.06.         Payments and Computations, Etc.

(a)           No later than the first Business Day of each month, each Purchaser Agent which has a related Purchaser shall calculate, on behalf of such related Purchaser, the aggregate amount of Yield applicable to the portion of all Receivable Interests funded with Pooled Commercial Paper for the Settlement Period then most recently ended and shall notify the Seller of such aggregate amount.

(b)          All amounts to be paid or deposited by the Seller or the Collection Agent, including all Broken Funding Costs, hereunder to or for the account of the Administrative Agent, Purchaser Agents, a Purchaser or any other Investor or Bank shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the Administrative Agent’s Account or the applicable Purchaser Agent’s Account, as applicable.

(c)          The Seller and Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or Collection Agent, as applicable (whether as Collection Agent or otherwise), when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable upon the demand of the related Purchaser Agent.

(d)          All computations of interest under clause (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as applicable, if computed with reference to the Alternate Base Rate) for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

SECTION 1.07.         Dividing or Combining Receivable Interests.

A Purchaser Agent, on written notice to the Seller on or prior to the last day of any Fixed Period, may either (i) divide any Receivable Interest in the Pool Receivables into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests in the Pool Receivables originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest in the Pool Receivables having Capital equal to the aggregate of the Capital of such Receivable Interests.

SECTION 1.08.         Increased Costs and Requirements of Law.

(a)           If the Administrative Agent, the Purchaser Agents, any Investor, any Bank, any entity that enters into a commitment to purchase Receivable Interests in the Pool Receivables or interests therein or any entity that provides related liquidity or credit enhancement to a Purchaser or any of their respective Affiliates (each, an “Affected Person”) reasonably determines that compliance with any applicable law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), including, without limitation, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Office of the Superintendent of Financial Institutions (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued:

(i)            affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or to lend against or otherwise to maintain the investment in Pool Receivables or interests therein, hereunder or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type; or

(ii)           increases the cost to an Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, Receivable Interests in the Pool Receivables in respect of which the Yield is computed by reference to the Eurodollar Rate (Reserve Adjusted);

(b)          then, upon demand by such Affected Person (with a copy to the related Purchaser Agent), subject to clause (f) of this Section 1.08, the Seller shall pay to the related Purchaser Agent within 30 days of the delivery of such demand, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital or increased costs to be allocable to the existence of any of such commitments. Without limiting the Seller’s liability with respect to such increases in capital or costs, such Affected Person shall, if possible, use its reasonable best efforts to mitigate such increases in capital or costs. A certificate as to such amounts submitted to the Seller and the related Purchaser Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(c)           In the event that any change in any requirement of applicable law or in the interpretation or application to an Affected Person of a requirement of applicable law or change thereto by the relevant governmental authority after the date hereof or compliance by an Affected Person with any request or directive (whether or not having the force of law) from any central bank or other governmental authority after the date of this Agreement, including, without limitation, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), the Office of the Superintendent of Financial Institutions (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued:

(i)            does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to such Affected Person on account of Collections, Yield, Collection Agent Fees or any other amounts payable hereunder or under the Fee Agreement (excluding franchise taxes imposed on such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or a political subdivision thereof and income taxes of any kind); or

(ii)           does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Alternate Base Rate or Eurodollar Rate (Reserve Adjusted) hereunder, and the result of any of the foregoing is to increase the cost to such Affected Person of owning the Receivable Interests in the Pool Receivables or to reduce any amount receivable hereunder or under the Fee Agreement then, upon demand by the related Purchaser Agent, subject to clause (f) of this Section 1.08, the Seller shall pay to the related Purchaser Agent within 30 days of the delivery of such demand, any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. Without limiting the Seller’s liability with respect to such increases in capital or costs, such Affected Person shall, if possible, use its reasonable best efforts to mitigate such increases in capital or costs.

(d)          For the avoidance of doubt, any change in national or international generally accepted principles of accounting (whether foreign or domestic) that would require the consolidation of some or all of the assets and liabilities of any Purchaser or Bank, including the assets and liabilities that are the subject of this Agreement and/or other Transaction Documents, but excluding any assets and liabilities that are currently consolidated with those of any Affected Person (other than such Purchaser or Bank), shall constitute a change in the interpretation, administration or application of a law, regulation, guideline or request subject to Section 1.08(a), (b) and (c).

(e)          The Administrative Agent shall promptly notify the Seller if any event of which it has knowledge, which will entitle an Affected Person to compensation pursuant to this Section 1.08. Notwithstanding the foregoing, in the event that such notice is not given to the Seller by the Administrative Agent, such Affected Person shall not be entitled to compensation from the Administrative Agent for any additional costs incurred as a result of such failure to notify.

(f)           Notwithstanding any other provision herein, no Affected Person shall demand compensation pursuant to this Section 1.08 if it shall not at the time be the general policy or practice of such Affected Person to demand such compensation in similar circumstances under comparable provisions of other similar agreements, including, but not limited to, secured credit agreements collateralized by receivables and receivables purchase agreements, if any (and such Affected Person so certifies to the Seller).

SECTION 1.09.         Intended Characterization; Security Interest.

The Seller, the Purchasers, the Administrative Agent, the Investors, the Banks and the Purchaser Agents intend that the sale, assignment and transfer of the Receivable Interests to the Administrative Agent hereunder shall be treated as a true sale for all purposes, other than federal and state income tax purposes and accounting purposes. If, notwithstanding the intent of the parties, the sale, assignment and transfer of the Receivable Interests is not treated as a sale for all purposes, other than federal and state income tax purposes, (i) this Agreement also is intended by the parties to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the sale, assignment and transfer of the Receivable Interests shall be treated as a grant of, and the Seller does hereby grant to the Administrative Agent, for its benefit and the ratable benefit of the Investors and the Banks, and as collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as the Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, a security interest in, all of the Seller’s right, title and interest in, to and under (but none of the Seller’s obligations under) all of the following, whether now or hereafter existing or arising:

(a)           each of the Transaction Documents to which it is a party, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Purchase Agreement, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Purchase Agreement, (iv) claims of the Seller for damages arising out of or for breach of or default under the Purchase Agreement, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder;

(b)          all Receivables, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), owned by the Seller and not otherwise purchased or scheduled to be purchased under this Agreement;

(c)          each Collection Account, the Controlled Account and all amounts on deposit therein and all certificates and instruments, if any, from time to time evidencing any of the foregoing; and

(d)          to the extent not included in the foregoing, all proceeds of and all amounts received or receivable under any and all of the foregoing.

The Administrative Agent, for the benefit of the Investors, shall have, with respect to the foregoing, in addition to all the other rights and remedies available to it, for the benefit of the Investors, all of the rights and remedies of a secured party under the UCC.

SECTION 1.10.         [Reserved]

SECTION 1.11.         Sharing of Payments.

If any Investor (for purpose of this Section 1.11 only, a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Capital owned by it in excess of its ratable share thereof, such Recipient shall forthwith purchase from the Investor entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 1.12.         Repurchase Option.

So long as no Event of Termination or Incipient Event of Termination would occur or be continuing after giving effect thereto, the Seller shall have the right to repurchase all, but not less than all, of the Receivable Interests held by the Investors and the Banks upon not less than 15 days’ prior written notice to the Purchaser Agents. Such notice shall specify the date that the Seller desires that such repurchase occur (such date, the “Repurchase Date”) and, if specified in such notice, such repurchase may be conditioned upon the effectiveness of one or more other transactions specified in such notice (in which case, such notice may be revoked by the Seller if any of those transactions is not to become effective by providing written notice to the Purchaser Agents to such effect not less than three Business Days prior to the Repurchase Date). On the Repurchase Date, the Seller shall transfer to each Purchaser Agent’s Account in immediately available funds an amount equal to (i) the Capital of the Receivable Interests held by the Investors and the Banks, (ii) all accrued and unpaid Yield thereon to the Repurchase Date, (iii) all accrued and unpaid fees owing to the Investors and the Banks under the Fee Agreements, (iv) the Liquidation Fee owing to the Investors and the Banks in respect of such repurchase and (v) all expenses and other amounts payable hereunder to any of the Administrative Agent, the Purchaser Agents, the Investors and the Banks (including, without limitation, reasonable and documented attorneys’ fees and disbursements for a single firm of primary counsel). Any repurchase pursuant to this Section 1.12 shall be made without recourse to or warranty by the Administrative Agent, the Purchaser Agents, the Investors or the Banks (except for a warranty that all Receivable Interests repurchased are transferred free of any lien, security interest or Adverse Claim created solely by the actions of the Administrative Agent, the Purchaser Agents, the Investors or the Banks). Further, on the Repurchase Date the Bank Commitments for all the Banks shall terminate, each of the Commitment Termination Date and Facility Termination Date shall have occurred, and no further purchases or reinvestments of Collections shall be made hereunder.

SECTION 1.13.          Extension; Additional Purchasers; Increased Commitments.

(a)           Extension of Term. The Seller may, at any time during the period which is no more than 45 days or less than 30 days immediately preceding the Commitment Termination Date (as such date may have previously been extended pursuant to this Section 1.13), request that the then applicable Commitment Termination Date be extended for an additional 364 days. Any such request shall be in writing and delivered to the Purchaser Agents, and shall be subject to the following conditions: (i) no Bank shall have an obligation to extend the Commitment Termination Date at any time, and (ii) any such extension with respect to any Bank shall be effective only upon the written agreement of such Bank and the related Purchaser Agent, the Administrative Agent, the Seller and the Collection Agent. Each Bank will respond to any such request no later than the 15th day prior to the Commitment Termination Date (the “Response Deadline”), provided that a failure by any Bank to respond by the Response Deadline shall be deemed to be a rejection of the requested extension. Notwithstanding the foregoing, the Commitment Termination Date shall not occur as a result of any Bank’s failure to agree to any such extension (each such Bank being a “Nonrenewing Bank”) if, on or prior to such date, such Nonrenewing Bank is replaced by another Bank which has a Bank Commitment equal to such Nonrenewing Bank.

(b)          The Seller may, with the written consent of the Administrative Agent and each Purchaser Agent, which consent may be granted or withheld in their sole discretion, add additional persons as Banks, Purchasers and Purchaser Agents or cause an existing Bank to increase its Bank Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Bank Commitment of any Bank may only be increased with the prior written consent of such Bank, its related Purchaser Agent and, if such Bank has any related Purchasers, such related Purchasers. Each new Bank, Purchaser and Purchaser Agent shall become a party hereto, by executing and delivering to the Administrative Agent, each Purchaser Agent and the Seller, an assumption agreement pursuant to which such Bank, Purchaser and/or Purchaser Agent shall agree to become bound by the terms of this Agreement as a Bank, Purchaser or Purchaser Agent, as applicable.

SECTION 1.14.         Defaulting Banks; Delaying Banks

(a)           If any Bank (i) delivers a Delaying Certificate (that is not revoked), (ii) elects to provide Delayed Funds pursuant to Section 1.02(e) or (iii) shall become a Defaulting Bank hereunder, the Seller, upon providing written notice to the related Purchaser Agent and the Administrative Agent, shall have the right to (x) terminate the interests, rights and obligations of such Bank and its related Purchaser and Purchaser Agent, provided the Seller pays such Bank and its related Purchaser (if any) and Purchaser Agent all amounts payable in respect of Capital, accrued Yield and fees and other amounts owing to such Bank, its related Purchaser (if any) and Purchaser Agent under or in connection with this Agreement and the other Transaction Documents, or (y) require such Bank and its related Purchaser to sell and assign in accordance with Section 7.03 of this Agreement, all, but not less than all, of (A) such Bank’s Bank Commitments, without recourse, and (B) all of its respective interests, rights, and obligations under this Agreement to any Eligible Assignee(s); provided, however, that (a) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (b) the assigning Bank and Purchaser shall have received from such Eligible Assignee(s) full payment in immediately available funds of all amounts payable to it in respect of Capital, accrued Yield and fees (except for the portion of any fees not otherwise payable to such Bank or Purchaser pursuant to this Section 1.14 or its applicable Fee Agreement), and other amounts owing to it under or in connection with this Agreement and the other Transaction Documents, (c) such assignment shall be without representation or warranty (except to the extent set forth in the related Assignment and Acceptance) by the assigning Bank and Purchaser and shall be at the sole expense of such assigning Bank, and (d) the assigning Bank and Purchaser shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement. No such assignment shall constitute a waiver or release of any claim of any party hereunder against such assigning Bank arising from such Bank having become a Defaulting Bank.

(b)          If a Bank has elected to provide Delayed Funds, (a) no Program Fee shall be payable to it with respect to such Delayed Funds unless and until such Delayed Funds (or the applicable Delayed Funding Amount, if less) are funded by it and (b) no Commitment Fee shall be payable to it on that portion of its undrawn Bank Commitment equal to the amount of its Delayed Funds.

(c)          If a Bank becomes a Defaulting Bank hereunder, any amount payable by the Seller for the account of such Defaulting Bank or its related Purchaser under this Agreement (whether on account of Capital, Yield, indemnity payments or other amounts) shall not be paid or distributed to such Defaulting Bank or Purchaser but shall, so long as such Bank is a Defaulting Bank, instead be applied to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first, ratably to the payment to each Non-Delaying Bank or its related Purchaser, as applicable, in respect of any Delayed Funds (or the applicable Delayed Funding Amount, if less) of such Defaulting Bank funded by such Non-Delaying Bank or related Purchaser and not reimbursed by such Defaulting Bank on the applicable Delayed Funding Date with respect thereto; second, to be held by the Administrative Agent as cash collateral with respect to any Delayed Funds of such Defaulting Bank funded by such Non-Delaying Bank or related Purchaser for which the Delayed Funding Date has not yet then occurred, to be used to pay each such Non-Delaying Bank or its related Purchaser, as applicable, on such Delayed Funding Date in respect of such Delayed Funds funded by such Non-Delaying Bank or related Purchaser; and third to pay any amounts then owing to such Defaulting Bank and its related Purchaser hereunder.

~~SECTION 1.15.         Successor Eurodollar Rate.~~

SECTION 1.15.        Benchmark Replacement Setting Notwithstanding anything to the contrary ~~in this Agreement or~~herein or in any other Transaction Document~~, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Seller or the Required Purchaser Agents notify the Administrative Agent (with, in the case of the Required Purchaser Agents, a copy to the Seller) that the Seller or the Required Purchaser Agents (as applicable) have determined, that:~~

~~(a)       adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for the relevant Fixed Period, including because the Eurodollar Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~ :

(a)          Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is the Eurodollar Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Transaction Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Transaction Document. If the Benchmark Replacement is Daily Simple SOFR, all Yield payments will be payable on a monthly basis.

(b)          ~~the administrator of the Eurodollar Screen Rate or a governmental authority or regulatory body having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate or the Eurodollar Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or~~Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any other Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser Agents without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchaser Agents comprising the Required Purchaser Agents. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Seller may revoke any Purchase Request and until the Seller’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, such Benchmark shall not be utilized in determining the Assignee Rate as provided in such definition.

(c)          ~~syndicated receivables securitization facilities currently being executed, or that include language similar to that contained in this Section 1.15, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate or the Eurodollar Screen Rate,~~Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

~~then, reasonably promptly after such determination~~

(d)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchaser Agents of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser Agent (or group of Purchaser Agents) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or to any other Transaction Document, except, in each case, as expressly required pursuant to this Section.

(e)           Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the Eurodollar Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f)            Administrative Agent Disclaimer. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

(g)          Definitions.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Fixed Period or (y) otherwise, any payment period for Yield calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, the Eurodollar Rate; provided that if a replacement of the Benchmark has occurred pursuant to this Section titled “Benchmark Replacement Setting”, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent ~~or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Seller may amend this Agreement to replace the Eurodollar Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollar denominated receivables securitization facilities for such alternative benchmarks (any such proposed rate, a “Eurodollar Successor Rate”), together with any proposed Eurodollar Successor Rate Conforming Changes, and any such amendment shall become effective at~~:

(1)	the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the date that is 30 days after the date such Term SOFR Notice is provided to the Purchaser Agents and the Seller, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Fixed Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)	for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Fixed Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Available Tenor;

(b)	the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Fixed Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Available Tenor; and

(2)	for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Seller for the applicable Available Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Assignee Rate,” the definition of “Business Day,” the definition of “Fixed Period,” timing and frequency of determining rates and making payments of Yield and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than the Eurodollar Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Purchaser Agents, so long as the Administrative Agent has not received, by 5:00 p.m.~~,~~ (New York City time~~,~~) on the fifth Business Day after the ~~Administrative Agent shall have posted such proposed amendment~~date notice of such Early Opt-in Election is provided to the ~~Seller and all~~ Purchaser Agents ~~unless~~, ~~prior~~written notice of objection to such ~~time, the~~Early Opt-in Election from Purchaser Agents comprising the Required Purchaser Agents ~~have delivered to the Administrative Agent written notice that the Required Purchaser Agents do not accept such amendment.~~

~~If no Eurodollar Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable),~~.

“Early Opt-in Election” means the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Seller to the Administrative Agent to notify) each of the Purchaser Agents and, if the Seller is not the requesting party, the Seller that at least five currently outstanding U.S. dollar-denominated accounts receivable facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such accounts receivable facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent ~~will promptly so notify~~and the Seller ~~and each~~to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Purchaser ~~Agent. Thereafter, the Eurodollar Rate (Reserve Adjusted) component shall no longer be utilized in determining the Assignee Rate.~~

~~Notwithstanding anything else herein, any definition of “Eurodollar Successor Rate” shall provide that~~Agents.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate. For the avoidance of doubt, the Floor with respect to the Eurodollar Rate shall in no event ~~shall such Eurodollar Successor Rate~~ be less than zero for purposes of this Agreement or any other Transaction Document.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a written notification by the Administrative Agent to the Purchaser Agents and the Seller of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with this Section 1.15 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF TERMINATION

SECTION 2.01.          Representations and Warranties; Covenants.

The Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

SECTION 2.02.          Events of Termination.

If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Required Purchaser Agents (or, in the case of Events of Termination described in paragraphs (b), (f) and (i) of Exhibit V, the Administrative Agent or the Required Purchaser Agents) may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date and the Commitment Termination Date to have occurred (in which case the Facility Termination Date and the Commitment Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the then current Collection Agent as the Collection Agent; provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit V, the Facility Termination Date and the Commitment Termination Date shall occur; provided, further, that if an Event of Termination described in paragraph (n) of Exhibit V shall occur (or if the Seller or any Purchaser Agent believes that any such Event of Termination is reasonably likely to occur) and the Seller cannot otherwise remedy the circumstance which gives rise to the Event of Termination in a manner reasonably satisfactory to the Seller, the Administrative Agent and the Purchaser Agents, then the Administrative Agent and the Purchaser Agents may, in their sole and absolute discretion, negotiate in good faith to restructure the terms of the transactions contemplated by this Agreement in such a manner as may be required so that, in the reasonable determination of the Seller, the Administrative Agent and each of the Purchaser Agents, the transactions contemplated by this Agreement, as restructured, would not result in an Event of Termination described in paragraph (n) of Exhibit V. Upon any such declaration or designation or upon any such automatic termination, the Investors, the Banks, the Administrative Agent and each Purchaser Agent shall have (a) the rights of the Seller as “Buyer” under the Purchase Agreement and (b) in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC of the appropriate jurisdiction or jurisdictions and under other applicable law, which rights and remedies shall be cumulative. Any Event of Termination may be waived in writing by the Required Purchaser Agents other than (i) the Events of Termination described in paragraphs (b), (f) and (i) of Exhibit V, which shall require the waiver in writing of the Required Purchaser Agents and the Administrative Agent and (ii) the Event of Termination described in paragraph (g) of Exhibit V, which cannot be waived.

ARTICLE III

INDEMNIFICATION

SECTION 3.01.          Indemnities by the Seller.

Without limiting any other rights that the Administrative Agent, the Purchaser Agents, the Investors, the Banks or any entity that provides liquidity or credit enhancement or any of their respective Affiliates or any of their respective employees, officers, directors, agents or counsel (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable and documented attorneys’ fees of one firm of primary counsel for the Indemnified Parties; provided, that in the event a Purchaser Agent and its Related Bank(s) notifies the Seller that it reasonably believes a conflict may arise between the positions of the Indemnified Parties in connection with any such claims, damages, costs, expenses, losses or liabilities, reasonable and documented attorneys’ fees for separate counsel for such Purchaser Agent shall be included) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Receivables or (c) any Excluded Taxes. Without limiting or being limited by the foregoing (but subject to the aforementioned exclusions), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i)            the creation of an undivided percentage ownership or security interest in any Receivable that purports to be part of the Net Receivables Pool Balance but that is not at the date of the creation of such interest an Eligible Receivable;

(ii)           any representation or warranty or statement made or deemed made by the Seller (or any of its officers) pursuant to this Agreement and the other Transaction Documents that shall have been incorrect when made or deemed made;

(iii)          the failure by the Seller or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

(iv)          the failure to vest and maintain vested in the Administrative Agent on behalf of the Investors and the Banks (a) a first priority perfected undivided percentage ownership or security interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof or (b) a first priority perfected security interest as provided in Section 1.09, in each case free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document);

(v)           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time, in each case to the extent required hereunder;

(vi)          without double counting for any Dilution for which a deemed Collection has been received under Section 1.04(e)(i) of this Agreement, any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or any other credit related loss) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (to the extent such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

(vii)         any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof (including any failure to comply with the covenants contained in Exhibit IV) or of any of the Transaction Documents to which it is a party, or under any Contract;

(viii)        any products liability or other claim, investigation or proceeding (including any claim for unpaid sales, excise or other taxes) arising out of or in connection with the goods or services or merchandise or insurance that are the subject of any Contract;

(ix)           the commingling by the Seller or any of its Affiliates (United Rentals, as Collection Agent or otherwise) of Collections of Pool Receivables at any time with other funds (including, without limitation, any funds received with respect to any Excluded Receivable) or the failure of Collections to be deposited into the Controlled Account;

(x)            any investigation, litigation or proceeding related to this Agreement or the ownership of Receivable Interests or in respect of any Receivable or Related Security;

(xi)           any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Collection Agent hereunder;

(xii)          any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable; or

(xiii)        the inclusion as a Pool Receivable in any Periodic Report or other written statement made by or on behalf of the Seller of any receivable which is an Excluded Receivable as of the date of such Periodic Report or other statement.

ARTICLE IV

ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES

SECTION 4.01.          Designation of Collection Agent.

The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Administrative Agent, with the consent of each Purchaser Agent, gives prior notice to the Seller of the designation of a new Collection Agent in accordance with the terms of the next sentence, United Rentals is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Administrative Agent, with the consent of each Purchaser Agent, at any time after the occurrence of an Event of Termination that has not been waived in accordance with Section 2.02 may designate as Collection Agent any Person (including itself) to succeed United Rentals or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may (a) with the prior consent of the Administrative Agent and each Purchaser Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables, or (b) without the prior consent of the Administrative Agent and each Purchaser Agent, but with 30 days written notice to the Administrative Agent and each Purchaser Agent, subcontract with an Affiliate of the Collection Agent for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Collection Agent’s liability for performance of its duties and obligations pursuant to the terms hereof. Any termination of the Collection Agent shall also terminate such subcontract.

SECTION 4.02.          Duties of Collection Agent.

(a)            The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller, the Administrative Agent and the Purchaser Agents hereby appoint the Collection Agent, from time to time designated pursuant to Section 4.01, as agent for themselves and for the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables and the Related Security. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Administrative Agent, each Purchaser Agent, the Investors and the Banks.

(b)            The Collection Agent shall administer the Collections in accordance with the procedures described in Section 1.04 and shall perform the other obligations of the “Collection Agent” set forth in this Agreement.

(c)            If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, United Rentals, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance or otherwise modify the payment terms of any Receivable as it deems appropriate to maximize Collections thereof; provided that such modification shall not (i) alter the status of the Pool Receivable as a Delinquent Receivable or Defaulted Receivable, or (ii) limit the rights of the Administrative Agent, Purchaser Agents, Banks or Investors.

(d)            The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

(e)            The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

(f)             The Collection Agent shall, from time to time at the request of the Administrative Agent or any Purchaser Agent, furnish to the Administrative Agent or such Purchaser Agent (promptly after any such request) a calculation of the amounts set aside for the Investors and the Banks pursuant to Section 1.04(b).

(g)           On or before the 15th Business Day of each month, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding month. On or before the first Business Day of each week, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent a Weekly Report as of the last Business Day of the previous week; provided that no Weekly Report is due if Capital is equal to zero; provided further that a Weekly Report shall be provided to the Administrative Agent before Capital can be increased from zero. During the continuation of any Daily Report Trigger Event, within five Business Days following a request by the Administrative Agent or the Required Purchaser Agents, the Collection Agent shall prepare and forward to the Administrative Agent and each Purchaser Agent on each Business Day a Daily Report as of the Business Day immediately preceding such date of delivery; provided that no Daily Report is due if Capital is equal to zero; provided further that a Daily Report shall be provided to the Administrative Agent and each Purchaser Agent before Capital can be increased from zero during the continuation of a Daily Report Trigger Event.

SECTION 4.03.          Certain Rights of the Administrative Agent.

(a)           The Administrative Agent is authorized at any time after the occurrence of an Event of Termination that has not been waived in accordance with Section 2.02 to deliver (i) to the Controlled Account Bank the Notice of Effectiveness provided for in the Controlled Account Agreement and (ii) to any Collection Account Bank the Notice of Effectiveness provided in any Collection Account Agreement with such Collection Account Bank. The Seller hereby transfers to the Administrative Agent the exclusive control of the Controlled Account and each Collection Account to which the Obligors of Pool Receivables shall make payments, subject only to the Administrative Agent’s delivery of such Notice of Effectiveness. The Seller shall take any actions reasonably requested by the Administrative Agent to effect such transfer of control of the Controlled Account and each Collection Account to the Administrative Agent. All amounts in the Controlled Account that represent Collections of Receivables may, in accordance with this Agreement, be deposited with the Administrative Agent for transfer into the respective Purchaser Agent’s Account, pro rata in accordance with outstanding Capital.

(b)           At any time following an Event of Termination or an Incipient Event of Termination that has not been waived in accordance with Section 2.02:

(i)          The Administrative Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

(ii)         At the Seller’s expense the Administrative Agent may, and at the request of the Administrative Agent the Seller shall, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and the other Transaction Documents and direct that payments be made directly to the Administrative Agent or its designee.

(iii)        At the Administrative Agent’s request and at the Seller’s expense, the Seller and the Collection Agent shall (x) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent and each Purchaser Agent at a place selected by the Administrative Agent or its designee, (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and each Purchaser Agent, and (z) promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

(c)           The Seller and the Collection Agent each irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of the Seller and the Collection Agent (i) to execute on behalf of the Seller as debtor (if required) and to file financing statements as the Administrative Agent deems reasonably necessary or desirable to perfect and to maintain the perfection and priority of the interest of the Administrative Agent, on behalf of the Purchaser Agents, Investors and the Banks, in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent reasonably deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Investors in the Receivables; provided that nothing in this Section 4.03(c) shall authorize the Administrative Agent to take any action to effect any release of the security interests of third parties in the Identifiable Combined Assets without the prior written consent of the Seller and the Collection Agent. This appointment is coupled with an interest and is irrevocable.

SECTION 4.04.          Rights and Remedies.

(a)            If the Collection Agent fails to perform any of its obligations under this Agreement, the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Administrative Agent’s reasonable and documented costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is United Rentals or any of its Affiliates).

(b)            The Seller and the Originator shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Administrative Agent on behalf of the Purchaser Agents, the Investors and the Banks of their rights under this Agreement shall not release the Collection Agent, the Originator or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Administrative Agent, the Purchaser Agents, the Investors nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or the Originator thereunder.

(c)            In the event of any conflict between the provisions of this Article IV and Article VI of the Purchase Agreement, the provisions of this Agreement shall control.

SECTION 4.05.          Further Actions Evidencing Purchases.

(a)            The Seller will, and will require that the Originator will, from time to time, at its own expense, promptly execute and deliver all further instruments and documents and take all further actions that may be reasonably necessary or desirable, or that the Administrative Agent or any Purchaser Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests in the Pool Receivables purchased hereunder, or to enable the Investors, the Banks or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Seller or the Originator will, upon the request of the Administrative Agent or any Purchaser Agent:

(i)           execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Administrative Agent or any Purchaser Agent may reasonably request, to perfect, protect or evidence such Receivable Interests in the Pool Receivables; and

(ii)          mark conspicuously (which marking may be done electronically) each invoice evidencing each Pool Receivable with a legend, acceptable to the Administrative Agent and the Purchaser Agents, evidencing that Receivable Interests therein have been sold;

provided that nothing in this Section 4.05(a) shall require the Seller to take any action with respect to the Identifiable Combined Assets.

(b)           The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables, the Related Security and the Collections with respect thereto. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(c)           The Seller authorizes the Administrative Agent to take any and all steps in the Seller’s name and on behalf of the Seller that are reasonably necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller’s name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security.

SECTION 4.06.          Covenants of the Collection Agent and the Seller.

(a)           Audits. The Collection Agent and the Seller will, and will require that the Originator will, from time to time during regular business hours as may be reasonably requested by the Administrative Agent, permit the Administrative Agent:

(i)           to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, the Seller and the Originator;

(ii)          upon reasonable prior notice, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Collection Agent, the Seller or the Originator relating to Pool Receivables and the Related Security, including, without limitation, the Contracts; and

(iii)         upon reasonable prior notice, to visit the offices and properties of the Collection Agent, the Seller or the Originator for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent’s performance hereunder with any of the officers or employees of the Collection Agent, the Seller or the Originator having knowledge of such matters;

provided that, unless an Event of Termination or Incipient Event of Termination have occurred and be continuing, neither the Seller nor the Collection Agent shall be required to permit the Administrative Agent to conduct any of the actions contained in this Section 4.06(a) more often than once every 12 months.

Upon the Administrative Agent’s or any Purchaser Agent’s request (which, at any time prior to the occurrence of an Event of Termination or any Incipient Event of Termination shall be no more frequent than once every 12 months), the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Administrative Agent and the Purchaser Agents, be United Rentals’ regular independent public accountants), or utilize the Administrative Agent’s representatives or auditors, to prepare and deliver to the Administrative Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Administrative Agent.

(b)           Change in Credit and Collection Policy. The Collection Agent will not make any change in the character of its business or Credit and Collection Policy or any Contract that would impair the collectability of any Pool Receivable or the enforceability of any related Contract or materially adversely affect the ability of United Rentals (if it is acting as Collection Agent) to perform its obligations under this Agreement.

(c)           Payment of Sales Taxes. The Collection Agent will, and will require in its agreement with the Originator that the Originator will, pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due (except where the failure to pay such sales, excise or other taxes would not reasonably be expected to have a Material Adverse Effect on the Seller or create any material liability against the Administrative Agent, any Purchaser Agent or any Investor), and will, upon the reasonable request of the Administrative Agent or any Purchaser Agent, provide the Administrative Agent or such Purchaser Agent with evidence of such payment.

(d)           Termination of Credit Agreement. The Collection Agent shall notify the Administrative Agent and each Purchaser Agent of the termination of the Credit Agreement by the lenders thereunder as soon as reasonably practicable, but in any event within one Business Day of the earlier of receipt by the Collection Agent or the Originator of notice of such termination and the effectiveness of such termination.

(e)           Compliance with Laws, Etc.

(i)           The Collection Agent shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders except to the extent that the failure so to comply with such laws, rules and regulations would not materially adversely affect the collectability of the Receivables Pool, taken as a whole, or the ability of the Collection Agent to perform its obligations under the Transaction Documents.

(ii)          The Collection Agent will not, directly or indirectly, use any Collections, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in any manner that would result in a violation of Sanctions Laws by any Person (including any Investor).

SECTION 4.07.          Indemnities by the Collection Agent.

Without limiting any other rights that the Administrative Agent, each Purchaser Agent, any Investor, any Bank or any of their respective Affiliates or agents (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, damages, costs, expenses, losses and liabilities (including reasonable and documented attorneys’ fees for a single firm of primary counsel; provided, that in the event a Purchaser Agent and its Related Bank(s) notifies the Seller that it reasonably believes a conflict may arise between the positions of the Special Indemnified Parties in connection with any such claims, damages, costs, expenses, losses or liabilities, reasonable and documented attorneys’ fees for separate counsel for such Purchaser Agent shall be included) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Special Indemnified Party, (b) recourse for uncollectible Receivables or (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

(i)           any representation or warranty or statement made by the Collection Agent under or in connection with this Agreement or the Transaction Documents that shall have been incorrect in any material respect when made or deemed made;

(ii)          the failure by the Collection Agent or the Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract, including payment of all unpaid sales, excise or other taxes when due;

(iii)         any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

(iv)         the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

(v)          any action or omission by the Collection Agent not in compliance with its Credit and Collection Policy that has the effect of reducing or impairing the rights of the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable;

(vi)         any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its Affiliates in servicing, administering or collecting any Pool Receivable; or

(vii)        any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool as a result of the collection activities with respect to such Receivable by the Collection Agent.

SECTION 4.08.          Representations and Warranties of the Collection Agent.

The Collection Agent represents and warrants as follows:

(a)            The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not be expected to have a material adverse effect on the Collection Agent’s ability to perform its duties or obligations with respect to the Receivables Pool or on the Receivables Pool.

(b)            The execution, delivery and performance by the Collection Agent of this Agreement and any other Transaction Document to be delivered by it (i) are within the Collection Agent’s corporate powers, (ii) have been duly authorized by all necessary corporate action and (iii) do not contravene (1) the Collection Agent’s charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent or (3) any contractual restriction binding on or affecting the Collection Agent or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable or on the performance by the Collection Agent of its obligations hereunder. This agreement has been duly executed and delivered by the Collection Agent.

(c)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder other than those already obtained by the Collection Agent.

(d)            This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)            If the Collection Agent is United Rentals or one of its Affiliates, each Periodic Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of United Rentals to the Administrative Agent, the Purchaser Agents, the Investors or the Banks in connection with this Agreement is correct in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent, the Purchaser Agents, the Investors or the Banks, as the case may be, at such time promptly upon discovery of any clerical error or omission within the same calendar month) as of the date so furnished, and, as of such date, no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(f)             All sales, excise or other taxes with respect to the goods, insurance or services that are the subject of any Contract for a Receivable have been paid when due.

(g)            The Collection Agent and each Subsidiary of the Collection Agent is not, nor, to the best of the Collection Agent’s knowledge, are any of them owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

ARTICLE V

THE ADMINISTRATIVE AGENT

SECTION 5.01.          Authorization and Action.

Each Investor and each Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Upon receipt of any report, notice, information or other document, certificate or instrument delivered by the Collection Agent or any Affiliate pursuant to the terms of the Transaction Documents, the Administrative Agent shall promptly forward a copy to each Purchaser Agent (unless the terms of the applicable Transaction Document require the Collection Agent or such Affiliate to forward a copy to each Purchaser Agent).

SECTION 5.02.          Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables as Collection Agent), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            may consult with legal counsel (including counsel for the Seller, the Originator or the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)            makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c)            shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, the Originator or the Collection Agent or to inspect the property (including the books and records) of the Seller or the Collection Agent;

(d)            shall not be responsible to any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

(e)            shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 5.03.          Indemnification of Administrative Agent.

Each Bank agrees to indemnify the Administrative Agent, solely in its capacity as Administrative Agent (to the extent not reimbursed by or on behalf of the Seller), ratably according to its respective Bank Commitment, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other transactions related hereto or any action taken or omitted by the Administrative Agent under this Agreement or the other transaction related hereto, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 5.04.          Scotia Capital and Affiliates.

With respect to any Receivable Interest or interest therein owned by it, Scotia Capital shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not Administrative Agent. Scotia Capital and any of its Affiliates may generally engage in any kind of business with the Seller, the Collection Agent, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent, the Originator or any Obligor or any of their respective Affiliates, all as if Scotia Capital were not the Administrative Agent and without any duty to account therefor to the Investors or the Banks.

SECTION 5.05.          Bank’s Purchase Decision.

Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Bank and based on such documents and information as they have deemed appropriate, made their own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of their Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

SECTION 5.06.          [Reserved]Erroneous Payments

(a)             If the Administrative Agent notifies an Investor, Bank or Purchaser Agent, or any Person who has received funds on behalf of an Investor, Bank or Purchaser Agent (any such Investor, Bank, Purchaser Agent or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Investor, Bank, Purchaser Agent or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment, repayment, distribution or deposit on account of Capital, Yield, indemnity payments, Collections that relate to Receivable Interests in the Pool Receivables pursuant to Section 1.04 or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Investor, Bank or Purchaser Agent shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)             Without limiting immediately preceding clause (a), each Investor, Bank or Purchaser Agent, or any Person who has received funds on behalf of an Investor, Bank or Purchaser Agent, hereby further agrees that if it receives a payment, prepayment, repayment, distribution or deposit (whether received as a payment, prepayment, repayment, distribution or deposit on account of Capital, Yield, indemnity payments, Collections that relate to Receivable Interests in the Pool Receivables pursuant to Section 1.04 or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice, report or other communication sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment, repayment, distribution or deposit, (y) that was not preceded or accompanied by a notice, report or other communication sent by the Administrative Agent (or any of its Affiliates), or (z) that such Investor, Bank or Purchaser Agent, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)           (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment, repayment, distribution or deposit; and

(ii)        such Investor, Bank or Purchaser Agent shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment, repayment, distribution or deposit, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 5.06(b).

(c)       Each Investor, Bank or Purchaser Agent hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Investor, Bank or Purchaser Agent under any Transaction Document, or otherwise payable, distributable or for deposit by the Administrative Agent to such Investor, Bank or Purchaser Agent from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)       In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Investor, Bank or Purchaser Agent that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Investor, Bank or Purchaser Agent at any time, (i) such Investor, Bank or Purchaser Agent shall be deemed to have assigned (or, in the case of a Purchaser Agent, shall be deemed to have caused its Related Bank(s) and/or related Purchaser(s) to have assigned (and the Related Bank(s) and related Purchaser(s) of each Purchaser Agent hereby agree to any such deemed assignment pursuant to the terms of this Section 5.06(d)) Receivable Interests in the Pool Receivables or interests therein owned by such Investor, Bank, Related(s) and/or related Purchaser(s) (but not its Bank Commitment, if any) in an aggregate amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of Receivable Interests in the Pool Receivables or interests therein owned by such Investor, Bank or Related Bank(s) and/or related Purchaser(s) of a Purchaser Agent, as the case may be, (but not its Bank Commitment, if any), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid Yield, and is hereby (together with the Seller) deemed to execute and deliver an assignment agreement with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee of such Investor, Bank, Related Bank(s) and/or related Purchaser(s) shall be deemed to acquire the Erroneous Payment Deficiency Assignment, and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Bank or Investor shall become an Investor or Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Investor, Bank, Related Bank(s) or related Purchaser(s) shall cease to be an Investor or Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and any applicable Bank Commitment which shall survive as to such assigning Investor or Bank. The Administrative Agent may, in its discretion, sell any Receivable Interests (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Investor, Bank or Purchaser Agent shall be reduced by the net proceeds of the sale of such Receivable Interests (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Investor, Bank or Purchaser Agent (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Bank Commitment of any Bank and such Bank Commitment shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold any Receivable Interests (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Investor, Bank or Purchaser Agent under the Transaction Documents with respect to each Erroneous Payment Return Deficiency.

(e)     The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Capital, Yield or other obligations owed by the Seller or any other party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Seller or any other party for the purpose of making such Erroneous Payment.

(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)       Each party’s obligations, agreements and waivers under this Section 5.06 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, an Investor, Bank or Purchaser Agent, the termination of any Bank Commitments and/or the termination of this Agreement.

SECTION 5.07.          Notice of Event of Termination.

Neither any Purchaser Agent nor the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of an Event of Termination or Incipient Event of Termination unless such Person has received notice from another Purchaser Agent, a Purchaser, the Seller or the Collection Agent referring to this Agreement, stating that an Event of Termination or Incipient Event of Termination has occurred hereunder and describing such Event of Termination or Incipient Event of Termination. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers, if any, and its Related Banks. In the event that any Purchaser Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent and the other Purchaser Agents whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers, if any, and its Related Banks. Subject to the waiver provisions set forth in Section 2.02, the Administrative Agent shall take such action concerning an Event of Termination as may be directed by the Purchaser Agents (unless such action otherwise requires the consent of all Purchasers or Banks), but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable and in the best interests of the Purchasers, Banks and Purchaser Agents.

ARTICLE VI

THE PURCHASER AGENTS

SECTION 6.01.          Authorization.

(a)            Liberty, Scotia Capital, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that Scotia Capital shall act as its Purchaser Agent, has appointed Scotia Capital as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(b)            PNC, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that PNC shall act as its Purchaser Agent, has appointed PNC as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(c)            Gotham, MUFG, and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that MUFG shall act as its Purchaser Agent, has appointed MUFG as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(d)            Truist and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that Truist shall act as its Purchaser Agent, has appointed Truist as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

(e)            TD and each Bank or other Person that has entered into an Assignment and Acceptance and has agreed in such Assignment and Acceptance that TD shall act as its Purchaser Agent, has appointed TD as its Purchaser Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Purchaser Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), a Purchaser Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the majority of its Related Banks, and such instructions shall be binding upon all of its related Investors and Banks; provided, however, that such Purchaser Agent shall not be required to take any action which exposes such Purchaser Agent to personal liability or which is contrary to this Agreement or applicable law.

SECTION 6.02.          Reliance by Purchaser Agent.

No Purchaser Agent or any of its respective directors, officers, agents, representatives, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them (in their capacity as or on behalf of such Purchaser Agent) under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, a Purchaser Agent:

(a)             may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)             makes no warranty or representation to the Administrative Agent, any other Purchaser Agent, any Investor or Bank (whether written or oral) and shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c)             shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Originator, the Banks or the Collection Agent or to inspect the property (including the books and records) of the Seller, the Originator, the Banks or the Collection Agent;

(d)             shall not be responsible to the Administrative Agent, any other Purchaser Agent, any Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and

(e)             shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 6.03.          Agent and Affiliates.

With respect to any Receivable Interest or interest therein owned by a Purchaser Agent, such Purchaser Agent shall have the same rights and powers under this Agreement as would any Bank and may exercise the same as though it were not a Purchaser Agent. A Purchaser Agent and its respective Affiliates may generally engage in any kind of business with the Seller, the Collection Agent, the Banks, the Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Collection Agent, the Banks, the Originator or any Obligor or any of their respective Affiliates, all as if such Purchaser Agent were not a Purchaser Agent and without any duty to account therefor to the Investors or the Banks. If any Purchaser Agent is removed as a Purchaser Agent, such removal will not affect the rights and interests of such Purchaser Agent as a Bank.

SECTION 6.04.          Notices.

A Purchaser Agent shall give each of its related Investors and Banks prompt notice of each written notice received by it from the Seller or the Administrative Agent pursuant to the terms of this Agreement.

SECTION 6.05.          Bank’s Purchase Decision.

Each Bank acknowledges that it has, independently and without reliance upon any Purchaser Agent, any of its Affiliates or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Purchaser Agent, any of its Affiliates or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01.          Amendments, Etc.

Subject to the waiver provisions set forth in Section 2.02, no amendment or waiver of any provision of this Agreement and no consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by the Administrative Agent, the Banks, and each of the Purchaser Agents, for itself and, as applicable, as agent for its related Purchasers, and, in the case of any amendment, also signed by the Seller; provided, however, that no amendment shall, unless signed by the Collection Agent in addition to the Administrative Agent and the Purchaser Agents, affect the rights or duties of the Collection Agent under this Agreement and provided further that any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, if required by the securitization program documents governing any Purchaser’s commercial paper program, no such amendment shall be effective until each rating agency rating the Commercial Paper has received written notice of such amendment and, in the case of material amendments, notified the related Purchaser Agent in writing that such action will not result in a reduction or withdrawal of the rating of any Commercial Paper. No failure on the part of the Investors, the Banks, the Administrative Agent or the Purchaser Agents to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

SECTION 7.02.          Notices, Etc.

All notices, demands, consents, requests, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (which shall include electronic transmission), shall be personally delivered, express couriered, electronically transmitted (in which case receipt shall be confirmed by telephone or return electronic transmission) or mailed by registered or certified mail and shall, unless otherwise expressly provided herein, be effective when received at the address specified below for the listed parties or at such other address as shall be specified in a written notice furnished to the other parties hereunder.

If to the Seller:

UNITED RENTALS RECEIVABLES LLC II
100 First Stamford Place

Suite 700

Stamford, CT 06902

Attention: Treasurer or Assistant Treasurer
Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-8794

If to the Collection Agent:

UNITED RENTALS, INC.
100 First Stamford Place

Suite 700

Stamford, CT 06902

Attention: Treasurer or Assistant Treasurer

Tel. No.: (203) 618-7202

Facsimile No.: (203) 622-8794

If to the Liberty Purchaser Agent or the Administrative Agent:

THE BANK OF NOVA SCOTIA
250 Vesey Street, 23rd Floor
New York, NY 10281
Attention: Peter Gartland
Tel. No.: (212) 225-5115
Facsimile No.: (212) 225-5274

If to the PNC Purchaser Agent:

PNC BANK, NATIONAL ASSOCIATION
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: PNC Conduit Group
Facsimile No.: (412) 762-9184

If to the Gotham Purchaser Agent:

MUFG BANK, LTD.
34 Exchange Place, Plaza III 5th Floor
Jersey City, NJ 07311
Attention: Richard Kralik
Facsimile No.: (201) 369-2149
Email: securitization_reporting@us.mufg.jp

With a copy to:

MUFG BANK, LTD.
1221 Avenue of the Americas
New York, NY 10020
Attention: The Securitization Group
Facsimile No.: (212) 782-6448
Emails: securitization_reporting@us.mufg.jp
             cpohl@us.mufg.jp

If to the Truist Purchaser Agent:

TRUIST BANK
3333 Peachtree Road, NE
10th Floor East
Atlanta, Georgia 30326
Attention: Jason Meyer
Tel. No.: (404) 926-5505
Facsimile No.: (404) 926-5100

Emails: Jason.Meyer@Truist.com

STRH.AFG@Truist.com

If to the TD Purchaser Agent:

THE TORONTO-DOMINION BANK
Asset Securitization Group
222 Bay Street,
EY Tower 7th floor
Toronto, Ontario M5K1A2
Attention: Jamie Giles
Tel. No.: (416) 307-8782
Facsimile No.: (416) 307-8840

Emails: Jamie.Giles@tdsecurities.com
                 Andrew.Gubasta@tdsecurities.com

If to a Purchaser:

LIBERTY STREET FUNDING LLC
Global Securitization
445 Broad Hollow Rd.
Melville, NY 11747
Tel. No.: (631) 587-4700
Facsimile No.: (212) 302-8767

GOTHAM FUNDING CORPORATION
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Tel. No.: (212) 295-2777
Facsimile No.: (212) 302-8767
Attention: Frank B. Bilotta

If to the Banks:

THE BANK OF NOVA SCOTIA
250 Vesey Street, 23rd Floor
New York, NY 10281
Attention: Peter Gartland
Tel. No.: (212) 225-5115
Facsimile No.: (212) 225-5274

PNC BANK, NATIONAL ASSOCIATION
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention: William Falcon and Tony Stahley
Tel. No.: (412) 762-5442 and (412) 768-2266
Facsimile No.: (412) 762-9184
Emails: ralph.stahley@pnc.com
             pncconduitgroup@pnc.com

MUFG BANK, LTD.
1221 Avenue of the Americas
New York, NY 10020
Attention: Nicolas Mounier / Christopher Pohl/ Robyn Carmel
Tel. No.: (212) 782-5980 / (212) 782-4911 / (212) 782-4132
Facsimile No.: (212) 782-6448
Emails: securitization_reporting@us.mufg.jp
             cpohl@us.mufg.jp

TRUIST BANK

3333 Peachtree Road, NE

10th Floor East

Atlanta, Georgia 30326

Attention: Jason Meyer

Tel. No.: (404) 926-5505

Facsimile No.: (404) 926-5100

Emails: Jason.Meyer@Truist.com

STRH.AFG@Truist.com

THE TORONTO-DOMINION BANK
Asset Securitization Group
222 Bay Street,
EY Tower 7th floor
Toronto, Ontario M5K1A2
Attention: Jamie Giles
Tel. No.: (416) 307-8782
Facsimile No.: (416) 307-8840

Emails: Jamie.Giles@tdsecurities.com

     Andrew.Gubasta@tdsecurities.com

SECTION 7.03.          Assignability.

(a)            This Agreement and the Investors’ rights and obligations herein (including ownership of each Receivable Interest in the Pool Receivables) shall be assignable by participation or otherwise in whole or in part by the Investors and their successors and assigns with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that the Seller’s consent shall not be required for any assignment or participation from an Investor pursuant to the terms of its applicable liquidity agreement. Each assignor of a Receivable Interest in the Pool Receivables or any interest therein shall notify the applicable Purchaser Agent, the Administrative Agent and the Seller of any such assignment. Each assignor of a Receivable Interest in the Pool Receivables may, in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller or the Receivables that was furnished to such assignor by or on behalf of the Seller or by the Administrative Agent and the related Purchaser Agent; provided that prior to any such disclosure, the assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller received by it from any of the foregoing entities on terms substantially similar to those set forth in Section 7.06.

(b)               Each Bank may assign, with the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests in the Pool Receivables or interests therein owned by it). The parties to each such assignment shall execute and deliver to the Administrative Agent and the related Purchaser Agent for each such party an Assignment and Acceptance. In addition, each Bank or any of its respective Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(c)               Subject to the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed, this Agreement and the rights and obligations of each Purchaser Agent and the Administrative Agent herein shall be assignable by each Purchaser Agent and the Administrative Agent and its successors and assigns.

(d)               Any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement or under any of the other Transaction Documents to its collateral agent or trustee under its commercial paper note program without notice to or consent of the Seller, the Administrative Agent or the Purchaser Agent.

(e)               Neither the Seller nor the Collection Agent may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Purchaser Agent, which consent shall not be unreasonably withheld or delayed.

(f)                Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

SECTION 7.04.                    Costs, Expenses and Taxes.

(a)               In addition to the rights of indemnification granted under Section 3.01 hereof, the Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Pool Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests in the Pool Receivables and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, MUFG, Truist and TD and their respective Affiliates and agents with respect thereto and with respect to advising the Administrative Agent and the Purchaser Agents, the Purchasers, Scotia Capital, PNC, MUFG, Truist and TD and their respective Affiliates and agents as to their rights and remedies under this Agreement, the fees of the Rating Agencies associated with reviewing the Transaction Documents and providing the rating confirmations of each Purchaser’s Commercial Paper required in connection with the execution of this Agreement, and all costs and expenses, if any (including reasonable and documented attorneys’ fees and expenses of one firm of primary counsel), of the Administrative Agent and the Purchaser Agents, the Investors, the Banks and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

(b)               To the extent not otherwise included in the Investor Rate, the Seller shall pay, promptly upon the receipt of an invoice, (i) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables, (ii) all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Purchasers’ commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest in the Pool Receivables and (iii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder. The Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay by the Seller in paying or omission to pay such taxes and fees.

(c)               The Seller also shall pay on demand all other reasonable and documented costs, expenses and taxes (excluding income taxes) incurred by a Purchaser or any stockholder or agent of a Purchaser (“Other Costs”), including the reasonable cost of administering the operations of such Purchaser, the reasonable cost of auditing such Purchaser’s books by certified public accountants, the cost of rating such Purchaser’s commercial paper by independent financial Rating Agencies, the taxes (excluding income taxes) resulting from such Purchaser’s operations, and the reasonable and documented fees and out-of-pocket expenses of counsel for any stockholder or agent of such Purchaser with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to such Purchaser’s operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to a Purchaser (“Other Sellers”) each shall be liable for such Other Costs ratably in accordance with such Person’s usage under its respective facility; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

(d)               Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) net income taxes and branch profit taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof and (ii) any tax imposed under FATCA (all taxes described in clauses (i) and (ii) above or in Section 7.04(f) below are referred to as “Excluded Taxes” and all other taxes, levies, imposts, deductions, charges, withholdings and liabilities are hereinafter referred to as “Taxes”). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 7.04(d)), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Within 30 days after the date of any such payment of Taxes, the Seller or the Collection Agent, as the case may be, will furnish to such Affected Person the original or a certified copy of a receipt evidencing payment thereof.

(e)               Any Affected Person that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any amounts payable hereunder or under any other Transaction Document shall deliver to the Seller and the Administrative Agent, at the time or times reasonably requested by the Seller or the Administrative Agent, such properly completed and duly executed documentation reasonably requested by the Seller or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Seller or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Seller or the Administrative Agent as will enable the Seller or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Affected Person which is a “United States person” as defined in Section 7701(a)(30) of the Code shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-9 and any subsequent version thereof, properly completed and duly executed by such Affected Person, certifying that such Affected Person is exempt from U.S. federal backup withholding tax. Each Affected Person which is not a “United States person” as defined in the Code, to the extent it is legally entitled to do so, shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN, W-8BEN-E or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1 or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without backup withholding and (if applicable) without withholding or at a reduced rate. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller and the Administrative Agent any new certificates, documents or other evidence as described in this Section 7.04(e) as will permit payments under this Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

(f)                The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes pursuant to paragraph (d) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (e) above; provided, however, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

(g)               If any Affected Person or Indemnified Party (each, a “Refund Recipient”) determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Seller or with respect to which the Seller has paid additional amounts pursuant to Section 7.04(d), it shall pay to the Seller an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under Section 7.04(d) or Section 3.01 hereunder with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Refund Recipient and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). The Seller, upon the request of such Refund Recipient, shall repay to such Refund Recipient the amount paid over to the Seller by such Refund Recipient pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Refund Recipient is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will any Refund Recipient be required to pay any amount to the Seller pursuant to this paragraph (g) the payment of which would place such Refund Recipient in a less favorable net after-Tax position than such Refund Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Refund Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Seller or any other Person.

SECTION 7.05.                    No Proceedings.

Each of the Seller, the Administrative Agent, the Purchaser Agents, the Collection Agent, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity that enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, a Purchaser any proceeding of the type referred to in paragraph (g) of Exhibit V for one year and one day after the latest maturing commercial paper note issued by such Purchaser is paid in full.

SECTION 7.06.                    Confidentiality.

Each of the parties agrees to maintain the confidentiality of this Agreement and other Transaction Documents (and all drafts thereof); provided that this Agreement may be disclosed to (a) each of the party’s officers, directors, employees, outside auditors, legal counsel and Affiliates who agree to hold such information confidential and then only in connection with the proposed transaction, (b) third parties who agree in writing to hold such information confidential, (c) any other commercial paper conduit administered by Scotia Capital or MUFG (or an Affiliate thereof), (d) any current or prospective participant in the commercial paper issuance program of the Purchasers or any other commercial paper conduit administered by Scotia Capital or MUFG (or an Affiliate thereof), including but not limited to representatives of Rating Agencies, liquidity providers, commercial paper placement agents and commercial paper dealers; and provided further that this Agreement may be disclosed if required by applicable law, regulations or legal process, including a filing with the SEC through the EDGAR electronic filing system in accordance with United Rentals’ continuous disclosure obligations under the Securities Exchange Act of 1934, or the listing or quotation requirements of any exchange or quotation system on which securities of it or its parent or other Affiliates may be listed or quoted. Officers, directors, employees and agents of Scotia Capital, PNC, MUFG, Truist, TD or any successor Purchaser Agent shall at all times have the right to share information received from United Rentals and its affiliates to appropriate parties in connection with the proposed transaction on a confidential basis.

SECTION 7.07.                    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES AND IN THE OTHER ITEMS DESCRIBED IN SECTION 1.09, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 7.08.                    SUBMISSION TO JURISDICTION.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS THAT MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

SECTION 7.09.                    WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING

OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, THE PURCHASES OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

SECTION 7.10.                    Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail attachment in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7.11.                    Survival of Termination.

The provisions of Sections 1.08, 3.01, 4.07, 7.04, 7.05, 7.06, 7.13 and 7.14 shall survive any termination of this Agreement.

SECTION 7.12.                    Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.13.                    Excess Funds.

A Purchaser shall not be obligated to pay any amount pursuant to this Agreement unless such Purchaser has excess cash flow from operations or has received funds with respect to such obligation that may be used to make such payment and which funds or excess cash flow are not required to repay when due its Commercial Paper or other short-term funding backing its Commercial Paper. Any amount that such Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim, as defined in Section 101(5) of the Federal Bankruptcy Code, against such Purchaser for any insufficiency unless and until such Purchaser does have excess cash flow or excess funds.

SECTION 7.14.                    No Recourse.

(a)               The obligations of a Purchaser under this Agreement are solely the corporate or limited liability company obligations of such Purchaser.

(b)               No recourse shall be had for the payment of any amount owing by Liberty under this Agreement, or for the payment by Liberty of any other obligation or claim of or against Liberty arising out of or based on this Agreement, against Global Securitization Services, LLC, a Delaware limited liability company (“Global”) or against any stockholder, employee, officer, director or incorporator of Liberty. For purposes of this Section, the term “Global” shall mean and include Global and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that Liberty shall not be considered to be an affiliate of Global for purposes of this Section.

(c)               No recourse shall be had for the payment of any amount owing by Gotham under this Agreement, or for the payment by Gotham of any other obligation or claim of or against Gotham arising out of or based on this Agreement, against Global or against any stockholder, employee, officer, director or incorporator of Gotham. For purposes of this Section, the term “Global” shall mean and include Global and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that Gotham shall not be considered to be an affiliate of Global for purposes of this Section.

(d)               No recourse shall be had for the payment of any amount owing by any other Investor that is a commercial paper conduit under this Agreement, or for the payment by such Investor of any other obligation or claim of or against such Investor arising out of or based on this Agreement, against the Person providing independent director, member or manager services to such Investor, or against any stockholder, employee, officer, director or incorporator of such Investor. For purposes of this Section, the Person providing such independent director, member or manager services to such Investor shall include such Person and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that such Investor shall not be considered to be an affiliate of such Person for purposes of this Section.

SECTION 7.15.                    Amendment and Restatement; Acknowledgement.

(a)               Each of the parties hereto acknowledges that the amendment and restatement of the Existing Agreement on the terms and conditions set forth herein shall not in any way affect any sales, transfers, assignments or security interest grants effected pursuant to the Existing Agreement or any representations, warranties or covenants made by the Seller or the Collection Agent with respect to such sales, transfers, assignments or security interest grants, any indemnities made by the Seller or by the Collection Agent, or any rights or remedies of the Administrative Agent, the Purchaser Agents, the Banks, the Purchasers or any other Indemnified Party with respect thereto. Each of the parties hereto confirms all sales, transfers, assignments and security interests effected pursuant to the Existing Agreement.

(b)               The Seller hereby confirms and agrees that all Capital and all other obligations of the Seller outstanding under the Existing Agreement immediately prior to the amendment and restatement thereof as contemplated hereby shall, unless and until paid, continue to remain outstanding under this Agreement. The Investors hereby acknowledge that, after giving effect to the amendment and restatement of the Existing Agreement on the terms and conditions set forth herein, as a result of the revised Bank Commitments of each Bank, the aggregate outstanding Capital of each Investor as of the date hereof may either exceed or be less than such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage). Accordingly, each Investor which holds aggregate outstanding Capital in excess of such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage) shall transfer a Receivable Interest or Receivable Interests computed on the basis of such excess Capital to an applicable Investor which holds aggregate outstanding Capital less than such Investor’s ratable share of the aggregate outstanding Capital of all Investors as of such time (based on the applicable Bank’s Percentage), in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

(c)               All Yield, fees and any other amounts payable by the Seller to the Investors, the Banks, the Administrative Agent or the Purchaser Agents which have accrued, but have not yet been paid, under the Existing Agreement shall remain outstanding hereunder and shall be payable in accordance with the terms hereof and the Fee Agreements.

SECTION 7.16.                    KYC Information. Each Purchaser Agent, Investor and Bank that is subject to the Act (as hereinafter defined) and the Administrative Agent hereby notifies the Seller that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Seller, which information includes the name and address of the Seller and other information that will allow such Purchaser Agent, Investor, Bank or the Administrative Agent, as applicable, to identify the Seller in accordance with the Act. The Seller shall, promptly following a request by the Administrative Agent or any Purchaser Agent, Investor or Bank, provide all documentation and other information that the Administrative Agent or such Purchaser Agent, Investor or Bank requests in order to comply with its ongoing obligations under the Beneficial Ownership Regulation or other applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” means Scotia Capital, in its capacity as administrative agent for the Purchasers and the Banks, or any successor administrative agent.

“Administrative Agent’s Account” means the special account (account name: United Rentals Receivable, LLC II; account number: 03454-15) of the Administrative Agent maintained at the office of The Bank of Nova Scotia – NY, ABA 026002532.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, but shall not include the liens in favor of the Seller or Administrative Agent.

“Affected Person” has the meaning specified in Section 1.08(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Affiliated Obligor” means any Obligor that is an Affiliate of another Obligor.

“Aged Receivables Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the Outstanding Balance of Pool Receivables that became Defaulted Receivables at any time during such calendar month, by (b) the aggregate dollar amount of all Pool Receivables created during the calendar month ended five months prior to the most recent calendar month-end.

“Agreement” means this Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means:

(a)           For Scotia Capital, Liberty and each other Bank for Liberty, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)               the rate of interest determined by Scotia Capital in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Scotia Capital charges any corporate customer) (the “Scotia Prime Rate”); and

(ii)              the Federal Funds Rate plus 0.50% per annum;

(b)               For PNC and each other Bank for which PNC acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)               the rate of interest determined by PNC in Pittsburgh, Pennsylvania, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that PNC charges any corporate customer); and

(ii)              the Federal Funds Rate plus 0.50% per annum;

(c)               For MUFG, Gotham and each other Bank for Gotham, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)               the rate of interest determined by MUFG in New York, New York, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that MUFG charges any corporate customer); and

(ii)              the Federal Funds Rate plus 0.50% per annum;

(d)               For Truist and each other Bank for which Truist acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)               the rate of interest determined by Truist in Charlotte, North Carolina, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that Truist charges any corporate customer); and

(ii)              the Federal Funds Rate plus 0.50% per annum;

(e)               For TD and each other Bank for which TD acts as Purchaser Agent, on any date, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(i)               the rate of interest determined by TD in Toronto, Ontario, from time to time in its sole discretion, as its prime commercial lending rate (which rate is not necessarily the lowest rate that TD charges any corporate customer); and

(ii)              the Federal Funds Rate plus 0.50% per annum.

“Assignee Rate” for any Fixed Period for any Receivable Interest in the Pool Receivables means an interest rate per annum equal to the applicable percentage per annum (set forth in the Fee Agreements or, in the case of any Benchmark Replacement (as defined in Section 1.15), determined pursuant to Section 1.15) above the Eurodollar Rate (Reserve Adjusted) (or, if applicable, the relevant Benchmark Replacement) for such Fixed Period; provided, however, that in the case of:

(a)               any Fixed Period with respect to which an Investor or Bank shall have notified its Purchaser Agent that:

(i)               the introduction of or any change in or in the interpretation of any applicable law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest in the Pool Receivables at the rate set forth above (and such Investor or Bank shall not have subsequently notified its Purchaser Agent that such circumstances no longer exist),

(ii)              dollar deposits in the relevant amounts and for the relevant Fixed Period are not available,

(iii)             adequate and reasonable means do not exist for ascertaining the Eurodollar Rate (Reserve Adjusted) (or, if applicable, the relevant Benchmark Replacement) for the relevant Fixed Period, or

(iv)             the Eurodollar Rate (Reserve Adjusted) (or, if applicable, the relevant Benchmark Replacement) determined pursuant hereto does not accurately reflect the cost to the Investors or the Banks (as conclusively determined by the related Purchaser Agent) of maintaining Receivable Interests during such Fixed Period,

(b)               other than with respect to a Fixed Period for Truist, PNC or TD (in their respective capacities as a Bank), any Fixed Period of one to and including 29 days (other than a Fixed Period that corresponds to the month of February or that begins on a day in the month of February and runs to the numerically corresponding day of the following month),

(c)               other than with respect to a Fixed Period for Truist, PNC or TD (in their respective capacities as a Bank), any Fixed Period as to which the related Purchaser Agent does not receive notice, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by issuance of commercial paper,

(d)               any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or Banks is less than $500,000, or

(e)               the Eurodollar Rate ~~(Reserve Adjusted)~~or the applicable Benchmark Replacement no longer being utilized in determining the Assignee Rate pursuant to Section 1.15,

the “Assignee Rate” for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period; provided further that after the occurrence and during the continuation of an Event of Termination, the “Assignee Rate” for each Fixed Period shall be an interest rate per annum equal to 2% plus the Alternate Base Rate in effect on the first day of such Fixed Period.

“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Bank and an Eligible Assignee and approved by the related Purchaser Agent(s) for such Bank and for such Eligible Assignee, pursuant to which such Eligible Assignee may become a party to the Agreement as a Bank or a Purchaser.

“Bank Commitment” of any Bank means, (a) with respect to Scotia Capital, $~~307,500,000~~345,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (b) with respect to PNC, $~~102,500,000~~115,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (c) with respect to MUFG, $~~115,000,000~~130,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks, (d) with respect to Truist, $~~102,500,000~~115,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; (e) with respect to TD, $~~172,500,000~~195,000,000, or such amount as increased or reduced by any Assignment and Acceptance entered into with other Banks; or (f) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be increased or reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment.

“Banks” means each of Scotia Capital, PNC, MUFG, Truist, TD and each respective Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

“Beneficial Ownership Regulation” means 31 C.F.R. Section 1010.230.

“Broken Funding Costs” means for any Receivable Interest that is accruing Yield based on the Eurodollar Rate or the Investor Rate that is reduced, assigned or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Yield that would have accrued during the remainder of the tranche periods determined by the applicable Purchaser Agent to relate to such Receivable Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the Outstanding Balance of such Receivable Interest if such reduction, assignment or termination had not occurred, over (B) the sum of (x) to the extent all or a portion of such Outstanding Balance is allocated to another Receivable Interest, the amount of Yield actually accrued during the remainder of such period on such Outstanding Balance for the new Receivable Interest, and (y) to the extent such Outstanding Balance is not allocated to another Receivable Interest, the income, if any, actually received during the remainder of such period by the holder of such Receivable Interest from investing the portion of such Outstanding Balance not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Seller the amount of such excess.

“Business Day” means any day (other than a Saturday or Sunday) that (a) banks are not authorized or required to close in New York City and (b) if this definition of “Business Day” is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

“Capital” of each Receivable Interest in the Pool Receivables means the original amount paid to the Seller for such Receivable Interest in the Pool Receivables at the time of its purchase by a Purchaser or a Bank pursuant to the Agreement, or such amount divided or combined in accordance with Section 1.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 1.04(d) or Section 1.04(h) of the Agreement; provided that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Change of Control” means (a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, but in the case of the Company, excluding United Rentals) shall acquire beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Securities Exchange Act of 1934) of 50% or more of the total voting stock of United Rentals on a fully diluted basis; (b) any “Change of Control” or similar event, however denominated, shall occur under, and as defined in, the Credit Agreement; or (c) the Seller shall cease to be a direct or indirect, wholly owned Subsidiary of United Rentals; provided, however, that any Originator or any Subsidiary of an Originator, in each case excluding the Seller, may be merged or amalgamated with or into any other Originator or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of (each, an “Affiliate Transfer”), in one transaction or a series of transactions, to any other such Originator (and, subsequent to such Affiliate Transfer, to liquidate, wind-up or dissolve the transferring Originator if such Originator holds no remaining assets and any outstanding obligations hereunder have been assumed by the transferee).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each Receivable and the Related Security and Collections with respect to, and other proceeds of, such Receivable and Related Security and the collateral security referred to in Section 1.09 of the Agreement.

“Collection Account” means any deposit account, lock-box account or any account into which credit card collections are deposited, maintained by the Seller for the purpose of receiving Collections, as set forth on Annex F (as such list of Collection Accounts on Annex F may be updated from time to time pursuant to a written notice from the Seller to the Administrative Agent attaching an updated Annex F and subject to compliance with paragraph (h) of Exhibit IV).

“Collection Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and a Collection Account Bank reasonably acceptable to the Administrative Agent. The parties hereto agree that the Controlled Account Agreement amended to cover a Collection Account may also constitute a Collection Account Agreement with respect to such Collection Account.

“Collection Account Bank” means the bank or other financial institution holding a Collection Account.

“Collection Agent” means at any time the Person then authorized pursuant to Article IV to service, administer and collect Pool Receivables.

“Collection Agent Default” has the meaning specified in Exhibit VI hereto.

“Collection Agent Fee” has the meaning specified in Section 1.05(a).

“Collection Agent Fee Reserve” for any Receivable Interest in the Pool Receivables at any time means the sum of (a) the unpaid Collection Agent Fee relating to such Receivable Interest in the Pool Receivables accrued to such time, plus (b) an amount equal to the product of (i) the Capital of such Receivable Interest in the Pool Receivables on such date, (ii) the percentage per annum at which the Collection Agent Fee is accruing on such date, (iii) a stress factor of 2.25 and (iv) a fraction having the Days Sales Outstanding as its numerator and 360 as its denominator.

“Collections” means, with respect to any Receivable, (a) all funds that are received by the Seller or the Collection Agent in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

“Commercial Paper” means promissory notes of a Purchaser issued by such Purchaser in the commercial paper market.

“Commitment Termination Date” means the earliest of (a) June ~~25~~24, ~~2021~~2022 (or the date so extended, or otherwise modified in a written agreement pursuant to Section 1.13), (b) the Facility Termination Date, (c) the date determined pursuant to Section 2.02, and (d) the date the Purchase Limit reduces to zero.

“Concentration Percentage” for any Obligor means at any time the “Concentration Percentage” with respect to such Obligor determined in accordance with the below ratings table; provided that if an Obligor’s payment obligations under Receivables owing by such Obligor are guaranteed in full by another entity, such guarantor’s ratings (to the extent higher than the ratings of such Obligor) shall be used in determining the Concentration Percentage of such Obligor; and provided, further, that in the case of an Obligor with any Affiliated Obligor, the Concentration Percentage shall be calculated, to the extent practicable, as if such Obligor and such Affiliated Obligor(s) are one Obligor (in the event such Obligor and such Affiliated Obligor(s) are in different Classes, the aggregate Concentration Percentage with respect to such Obligor and such Affiliated Obligor(s) shall be determined based on the highest of the Classes of such Obligor and such Affiliated Obligor(s) (or their respective guarantors, if applicable); provided that in no event shall the Concentration Percentage of any Obligor and its Affiliated Obligor(s) (if applicable) in the same Class exceed the Concentration Percentage applicable to such Obligor’s Class set forth in the below ratings table).

Class of Obligor	Short-Term Rating (Standard & Poor’s/Moody’s)	Long-Term Rating (Standard & Poor’s /Moody’s)	Concentration Percentage
Class A Obligor	A-1/P-1 or higher	A/A2 or higher	10.00%
Class B Obligor	A-2/P-2	A-/A3 or BBB+/Baa1	5.00%
Class C Obligor	A-3/P-3	BBB/Baa2 or BBB-/Baa3	3.33%
Class D Obligor	Lower than A-3/P-3 or not rated	Below BBB-/Baa3 or not rated	2.00%

For purposes of the above ratings table, an Obligor’s (or, if applicable, its guarantor’s) “Short-Term Rating” and “Long-Term Rating”, if an Obligor (or, if applicable, its guarantor) is split-rated, will be the lower of the Obligor’s (or, if applicable, its guarantor’s) short-term debt rating or long-term debt rating, as applicable, from either Standard & Poor’s or Moody’s, and an Obligor’s Class shall be determined by the lower of such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating and the Long-Term Rating; provided that if a short-term debt rating or long-term debt rating is available from only one of Standard & Poor’s or Moody’s, such rating shall be such Obligor’s (or, if applicable, its guarantor’s) Short-Term Rating or Long-Term Rating, as applicable; and, provided, further, that if an Obligor has no short-term debt rating from either Standard & Poor’s or Moody’s and no long-term debt rating from either Standard & Poor’s or Moody’s, then that Obligor shall be a Class D Obligor.

“Contract” means with respect to any Receivable, an agreement between the Originator and any Obligor, pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.

“Contractual Dilution Amount” means, on any date of determination, an amount equal to the sum of (a) the aggregate amount of all contractual early pay discounts then available to be applied by all Obligors with respect to the Outstanding Balance of any Pool Receivable at such time (whether or not payment for any such Pool Receivable has been made at such time), plus (b) the aggregate amount of volume rebates that have accrued for the prior fiscal years of the Originator but have not yet been paid, plus (c) the aggregate amount of volume rebates that have been accrued by the Originator for the current fiscal year as of the end of the month in which such date of determination occurs (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year), plus (d) the product of (x) 1.5 times (y) the aggregate amount of volume rebates that have been estimated in good faith (based on the Originator’s most recent good faith estimate of Receivables to be generated in such fiscal year) by the Originator to accrue for the month immediately following the month in which such date of determination occurs. For purposes of the foregoing clauses (b) through (d), the volume rebates shall be estimated, calculated and accrued in a manner consistent with generally accepted accounting principles.

“Controlled Account” means a deposit account maintained at the Controlled Account Bank for the purpose of receiving Collections transferred from Collection Accounts (such account being labelled as the “Controlled Account” on Annex F to this Agreement as updated from time to time).

“Controlled Account Agreement” means an agreement between the Administrative Agent, United Rentals, the Seller and each Controlled Account Bank reasonably acceptable to the Administrative Agent; provided that the Controlled Account Agreements entered into (and as amended) on or prior to the date hereof shall be deemed to be reasonably acceptable to the Administrative Agent.

“Controlled Account Bank” means the bank or other financial institution holding the Controlled Account.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of February 15, 2019, by and among the financial institutions named therein, as the Lenders, Bank of America, N.A., as Agent, U.S. Swingline Lender and Letter of Credit Issuer, Bank of America, N.A. (acting through its London branch), as ROW Swingline Lender, Bank of America, N.A. (acting through its Canada Branch), as Canadian Swingline Lender, Bank of America Merrill Lynch International, Designated Activity Company, as French Swingline Lender, United Rentals (North America), Inc., as a U.S. Borrower, United Rentals of Canada, Inc., as a Canadian Borrower, United Rentals International B.V., as a ROW Borrower, United Rentals S.A.S., as a French Borrower, United Rentals, Inc. and certain of its Subsidiaries, as the Guarantors, and certain other parties thereto, as the same may, from time to time, be further amended, waived, modified, supplemented or replaced but only to the extent that the Purchaser Agents approve such amendment, waiver, modification or supplement for the purposes of incorporation of such amendment, waiver, modification, supplement or replacement herein.

“Credit and Collection Policy” means those receivables credit and collection policies and practices of the Seller in effect on the date of the Agreement and described in Annex C hereto, as modified in compliance with the Agreement.

“Daily Report” means a report, in substantially the form of Annex G-2 hereto, furnished by the Collection Agent to the Administrative Agent and to each Purchaser Agent as required pursuant to Article IV of the Agreement.

“Daily Report Trigger Event” means that the Senior Secured Indebtedness Leverage Ratio is greater than 2.25 to 1 on any day.

“Days Sales Outstanding” means the product of (a) the number of days in the month most recently ended and (b) the amount obtained by dividing (i) the Outstanding Balance of Pool Receivables billed during such month by (ii) the aggregate dollar amount of Receivables created and billed for such month.

“Debt” means “Indebtedness”, as defined in the Credit Agreement.

“Default Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables at any time during such month or that would have become Defaulted Receivables at any time during such month had they not been written off the books of the Originator or the Seller during such month by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Defaulted Receivable” means a Receivable as to which:

(a)               any payment or part thereof remains unpaid for 151 to 180 days after the Invoice Date for such payment (or, in the case of Extended Term Receivables, any payment or part thereof remains unpaid for 211 to 240 days after the Invoice Date for such payment);

(b)               the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V; or

(c)               has been or, consistent with the Credit and Collection Policy, would be written off as uncollectible.

“Defaulting Bank” means any Bank that has not made any purchase (including a purchase pursuant to Section 1.02(e)(vi)) or payment of any other amount as and when due hereunder.

“Delayed Funding Amount” has the meaning specified in Section 1.02(e)(vi) of the Agreement.

“Delayed Funding Date” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delayed Funding Notice” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delayed Funds” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delaying Bank” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Delaying Certificate” has the meaning specified in Section 1.02(e)(ii) of the Agreement.

“Delinquency Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables as of the last day of such month by (b) the aggregate Outstanding Balance of all Receivables on such day.

“Delinquent Receivable” means a Pool Receivable:

(a)               as to which any payment, or part thereof, remains unpaid for 121 days or more after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 181 days or more after the Invoice Date for such payment); and

(b)               that, consistent with the Credit and Collection Policy, would be classified as delinquent.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice by the Administrative Agent to the Seller.

“Dilution” means, with respect to any Pool Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or services or any rebate, sales allowance, cash discount or other adjustment or setoff, other than any of the foregoing included in the Contractual Dilution Amount for the applicable period.

“Dilution Ratio” means for any month, the percentage equivalent of a fraction, the numerator of which is equal to the dollar amount of Dilutions occurring during such month, and the denominator of which is equal to the aggregate Outstanding Balance of all Receivables as of the last day of such month.

“Dilution Reserve” for any Receivable Interest at any time means an amount equal to (a) the Net Receivables Pool Balance on such date multiplied by (b) the Dilution Reserve Percentage at such time.

“Dilution Reserve Percentage” means for any Receivable Interest at any time an amount equal to:

[(Stress Factor x Expected Dilution Ratio) + (Dilution Volatility)]
multiplied by the Dilution Horizon Ratio

Where:

Stress Factor = 2.25

Expected Dilution Ratio = the 12 month rolling average of the Reserve Dilution Ratio

Dilution Volatility = (Dilution Spike - Expected Dilution Ratio) x (Dilution Spike divided by Expected Dilution Ratio)

Dilution Spike = the highest Reserve Dilution Ratio as of the last day of each of the 12 months immediately preceding such day

Dilution Horizon Ratio = the aggregate amount of newly generated Receivables during the most recent two months divided by the Net Receivables Pool Balance as of the last day of the most recent month.

“Eligible Assignee” means (a) with respect to Scotia Capital, (i) Scotia Capital or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (b) with respect to PNC, (i) PNC or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (c) with respect to MUFG, (i) MUFG or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents, (d) with respect to Truist, (i) Truist or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents and (e) with respect to TD, (i) TD or any of its Affiliates or (ii) any other Person the short term debt of which is rated A-1 (or higher) by Standard & Poor’s and P-1 by Moody’s Investor Service, Inc. and which is otherwise acceptable to the Purchaser Agents.

“Eligible Extended Term Receivable” means any Eligible Receivable that is an Extended Term Receivable that is less than 181 days past its Invoice Date.

“Eligible Receivable” means, at the relevant time of determination, a Receivable or an ENB Receivable, as applicable:

(a)               the Obligor of which (i) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (ii) is not an Affiliate of the Originator or the Seller; and (iii) to the knowledge of the Seller, is not the subject of sanctions administered or enforced by the U.S. government under any Sanctions Laws.

(b)               neither the Obligor of which nor any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V;

(c)               the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, is a Designated Obligor;

(d)               that is not a Defaulted Receivable or a Delinquent Receivable;

(e)               that, according to the Contract related thereto, is required to be paid in full within 30 days of the original billing date therefor (or with respect to an ENB Receivable or Extended Term Receivable, in accordance with the payment terms of the related Contract);

(f)                that is an “account” within the meaning of the UCC (or, with respect to an ENB Receivable, an account or payment intangible) of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

(g)               that is denominated and payable in United States dollars in the United States;

(h)               that arises under a Contract that:

(i)               does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the Originator thereunder;

(ii)              is substantially in the form of contract or the form of invoice (in the case of any open account agreement) previously approved by the Purchaser Agents;

(iii)             together with such Receivable, is in full force and effect, constitutes the legal, valid and binding obligation of the Obligor of such Receivable to pay a determinable amount and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor or any contractual offset that is substantially consistent with the past practice of the Originator) and for which neither the Originator thereof, the Seller nor the Collection Agent has established any offset arrangements with the related Obligor, except for any offset that may arise as a result of any amount included in the Contractual Dilution Amount for the applicable period or any contractual offset that is substantially consistent with the past practice of the Originator; and

(iv)             does not contain a confidentiality provision that purports to restrict the ability of the Investors, the Banks or their assignees to exercise their rights under the Agreement, including, without limitation, their right to review the Contract;

(i)                that, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and Sanctions Laws) and with respect to which none of the Seller, the Originator or the Obligor is in violation of any such law, rule or regulation in any material respect;

(j)                 in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller;

(k)               that satisfies all applicable requirements of the Credit and Collection Policy;

(l)                as to which, at or prior to the time of the initial creation of an interest therein under the Agreement, the Administrative Agent or the Purchaser Agents has not notified the Seller that the Receivables of a particular Obligor are not acceptable for purchase by a Purchaser or the Banks hereunder;

(m)              the Obligor of which has been directed to make all payments to a Collection Account and within one Business Day the Collection Agent has transferred all such payments to the Controlled Account except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof;

(n)               for which the Investors shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Receivable Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(o)            that does not represent proceeds of the lease or provision of equipment that has been leased to the Originator by a lessor (i) that has not released in writing any lien that it may have on Receivables generated by the lease or provision of such equipment or (ii) with respect to which a proper financing statement (Form UCC-3) amending any financing statement known to the Collection Agent, the Originator or the Seller relating to such lien (in order to exclude such Receivable from the collateral description therein) has not been filed in the appropriate filing office in accordance with the terms of such release;

(p)            that was not originated by any branch or division of the Originator that was acquired by such Originator after the date hereof, unless (i) such branch or division has been fully integrated into the existing accounts receivable platform of the Collection Agent (the “WYNNE System”), and new receivables generated are generated in accordance with the Collection Agent’s Credit and Collection Policy, and (ii) a Collection Account has been established or exists into which payments on such receivables will be made;

(q)            that following the occurrence of an Event of Termination, is not a Receivable, the Obligor of which is a Government Obligor, unless the Federal Assignment of Claims Act and each similar applicable law is being fully complied with in respect of the Receivables owed by such Obligor;

(r)             the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation; and

(s)            solely with respect to ENB Receivables, the ENB Receivable Conditions are satisfied.

“ENB Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except for the presentment by the Originator of an invoice to the Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided, that “ENB Receivable” shall not include any Excluded Receivables.

“ENB Receivable Conditions” means with respect to an ENB Receivable being treated as an Eligible Receivable, the satisfaction of either of the following conditions: (a) the Senior Secured Indebtedness Leverage Ratio shall not exceed 1.25 to 1.0; or (b) the Collection Agent maintains at least $50,000,000 in availability under the Credit Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate” means:

(a)             for any Fixed Period other than any Fixed Period for any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on display designated on page “LIBOR01” on the Reuters service or on any successor or substitute page of such service or any successor or substitute for such service displaying the London interbank offered rate for deposits in Dollars (the “Eurodollar Screen Rate”); provided that, if more than one rate is specified on the applicable screen page, the applicable rate shall be the arithmetic mean of all such rates; provided further that if on any Business Day that the Eurodollar Rate is to be determined any Purchaser Agent shall have determined (which determination shall be conclusive and binding upon the parties hereto), by reason of circumstances affecting the interbank Eurodollar market, either that: (a) dollar deposits in the relevant amounts and for the relevant Settlement Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Settlement Period, the Administrative Agent will request the principal London office of Scotia Capital (the “Eurodollar Reference Bank”), to provide the Administrative Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period; if the Eurodollar Reference Bank does not furnish timely information to the Administrative Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period; and

(b)            for any Fixed Period for any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), on any date of determination during such Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the one-month “Eurodollar Rate” for deposits in dollars as reported on the applicable Reuters screen page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Truist Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by Truist), the PNC Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by PNC) or the TD Purchaser Agent (with respect to any Receivable Interest in the Pool Receivables held by TD) from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

Notwithstanding anything in this definition to the contrary, in no event shall the Eurodollar Rate be less than zero for purposes of this Agreement or any other Transaction Document.

“Eurodollar Rate (Reserve Adjusted)” for any Investor or Bank for any Fixed Period means the rate (expressed as a decimal rounded upwards, if necessary, to the nearest one hundredth of a percentage point) determined pursuant to the following formula:

Eurodollar Rate (Reserve Adjusted)	=	Eurodollar Rate
1 - Eurodollar Reserve Percentage

“Eurodollar Reserve Percentage” means, relative to each Fixed Period, a percentage (expressed as a decimal) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor or Bank with respect to Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term comparable to such Fixed Period.

~~“Eurodollar Successor Rate” has the meaning specified in Section 1.15.~~

~~“Eurodollar Successor Rate Conforming Changes” means, with respect to any proposed Eurodollar Successor Rate, any conforming changes to the definitions of Assignee Rate, Fixed Period, timing and frequency of determining rates and making payments of Yield and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such Eurodollar Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eurodollar Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Seller).~~

“Event of Termination” has the meaning specified in Exhibit V.

“Excluded Receivables” means ~~each of~~ the following: ~~(a) each receivable from a “6661 account” or a “7771 account” or other account with an account number that the Collection Agent or the Seller has notified the Administrative Agent in writing is used solely to track non-account customer accounts receivable and (b)~~ the indebtedness of each Person identified as an excluded obligor in a side letter among the Seller, the Originator, the Collection Agent, the Administrative Agent and each Purchaser Agent, as such side letter may be amended from time to time at the request of the Seller, the Originator and the Collection Agent and with the written consent of the Administrative Agent (acting on the instruction of each Purchaser Agent).

“Excluded Taxes” has the meaning specified in Section 7.04(d).

“Existing Agreement” has the meaning as set forth in the preamble to this Agreement.

“Extended Term Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision, lease or sale of goods or services to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business (except that the stated repayment term is greater than 30 days but not more than 90 days) for which all actions required to be performed by the Originator have been performed, and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Extended Term Receivable” shall not include any Excluded Receivables.

“Facility Termination Date” means the earliest of (a) June ~~25~~24, ~~2021~~2022, (b) the date determined pursuant to Section 2.02, (c) the date the Purchase Limit is reduced to zero pursuant to Section 1.01(b) or (d) the date upon which the Credit Agreement is terminated in connection with an Event of Default thereunder.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Federal Assignment of Claims Act” means the Assignment of Claims Act of 1940, 31 U.S.C. § 3727 and 41 U.S.C. § 15, as amended from time to time.

“Federal Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Federal Funds Rate” means, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption “Federal Funds (Effective).” If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption “Federal Funds/Effective Rate.” If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in New York City prior to 9:00 a.m., New York City time, on that day.

“Fee Agreement” means the Scotia Capital Fee Agreement, the PNC Fee Agreement, the MUFG Fee Agreement, the Truist Fee Agreement or the TD Fee Agreement.

“Fitch” means Fitch, Inc.

“Fixed Charge Coverage Ratio” has the meaning specified in the Credit Agreement.

“Fixed Period” means with respect to any Receivable Interest in the Pool Receivables:

(a)            initially the period commencing on the date of purchase of such Receivable Interest and ending (i) on the last day of the same calendar month as such date of purchase, or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), such other number of days as the Seller shall select and the related Purchaser Agent shall approve pursuant to Section 1.02, up to 31 days from such date; and

(b)            thereafter (i) a period of one month commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest (which period shall correspond to a calendar month in the case of any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank)) or (ii) other than with respect to any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), such other period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days (not to exceed 31 days) as the Seller shall select and the related Purchaser Agent shall approve on notice by the Seller received by the related Purchaser Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on such last day;

provided that

(i)              the Fixed Period with respect to Pooled Commercial Paper shall be the immediately preceding calendar month;

(ii)             any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate shall be (x) other than with respect to any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), a period from one to and including 29 days, or a period of one month, as the Seller may select as provided above, and (y) with respect to any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank), a period of one month which shall correspond to a calendar month;

(iii)            any Fixed Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (provided, however, that if Yield in respect of such Fixed Period is calculated by reference to the Eurodollar Rate (other than with respect to any Receivable Interest in the Pool Receivables held by Truist, PNC or TD (in their respective capacities as a Bank)), and such Fixed Period would otherwise end on a day that is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

(iv)            in the case of any Fixed Period of one day, (x) if such Fixed Period is the initial Fixed Period for a Receivable Interest in the Pool Receivables, such Fixed Period shall be the day of purchase of such Receivable Interest in the Pool Receivables; (y) any subsequently occurring Fixed Period that is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (z) if such Fixed Period occurs on a day immediately preceding a day that is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

(v)             in the case of any Fixed Period for any Receivable Interest in the Pool Receivables that commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period that commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the related Purchaser Agent.

“Former Deal Documents” means the Amended and Restated Receivables Purchase Agreement, dated as of June 26, 2001, among the Seller, United Rentals, the issuers party thereto, the banks party thereto and Calyon New York Branch, as Agent, and the documents executed in connection therewith, and the Receivables Purchase Agreement, dated as of June 17, 2003, by and among the Seller, the Collection Agent, the entities from time to time parties thereto as Conduit Investors, the entities from time to time parties thereto as Committed Investors, the entities from time to time party hereto as agents for the Investor Groups, the entities from time to time parties thereto as Administrators and Deutsche Bank Securities, Inc., as the administrative agent.

“Global” has the meaning specified in Section 7.14(b).

“Gotham” has the meaning as set forth in the preamble to this Agreement.

“Gotham Purchaser Agent” means MUFG and its successors and assigns.

“Government Obligor” means an Obligor that is the United States federal government or governmental subdivision or agency of the United States or a state government or governmental subdivision or agency thereof.

“Identifiable Combined Assets” means amounts received in the Collection Accounts that the Collection Agent can identify as being received in respect of (i) the sale of equipment that has been leased to the Originator and is subject to the lien of the lessor thereof, or (ii) Receivables that would, in accordance with the accounts receivable adjustment codes used by the Collection Agent, the Seller and the Originator on the date hereof, be identified on the general ledger thereof under account receivable adjustment code “N/A.”

“Incipient Event of Termination” means an event that but for notice or lapse of time or both would constitute an Event of Termination.

“Indemnified Amounts” has the meaning specified in Section 3.01 of the Agreement.

“Indemnified Party” has the meaning specified in Section 3.01 of the Agreement.

“Investor” means each of the Purchasers, Banks and all other owners by assignment or otherwise of a Receivable Interest or any interest therein and any Person that has entered into an agreement to purchase, undivided interests therein (each of which shall be an Eligible Assignee).

“Investor Rate” for any Fixed Period for any Receivable Interest means, to the extent a Purchaser funds such Receivable Interest for such Fixed Period by issuing (a) commercial paper (other than Pooled Commercial Paper), the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of such Purchaser having a term equal to such Fixed Period and to be issued to fund such Receivable Interest may be sold by any placement agent or commercial paper dealer selected by its Purchaser Agent on behalf of its Purchaser or (b) Pooled Commercial Paper, the discount of interest accrued on such Pooled Commercial Paper, plus in either case all commissions of placement agents and commercial paper dealers with respect to such commercial paper notes as agreed between each such agent or dealer and such Purchaser Agent and notice of which has been given by such Purchaser Agent to the Collection Agent; provided that if the rate (or rates) as agreed between any such agent or dealer and such Purchaser Agent for any Fixed Period for any Receivable Interest is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

“Invoice Date” means the date on which an invoice is sent to the Obligor.

“LCR Security” means, with respect to any Person, any commercial paper or security issued by such Person (other than equity securities issued by such Person to another Person of which such Person is a consolidated subsidiary) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014).

“Liberty” has the meaning as set forth in the preamble to this Agreement.

“Liberty Purchaser Agent” means Scotia Capital and its successors and assigns.

“Liquidation Day” means, for any Receivable Interest, (a) each day during a Settlement Period for such Receivable Interest in the Pool Receivables on which the conditions set forth in paragraph 2 of Exhibit II are not satisfied, (b) each day that occurs on or after the Termination Date for such Receivable Interest in the Pool Receivables, (c) each day after the occurrence of the Facility Termination Date, and (d) each day that an Event of Termination (not otherwise waived in accordance with the waiver provisions set forth in Section 2.02) occurs.

“Liquidation Fee” means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (a) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (v) of the definition thereof) that would have accrued during such Fixed Period on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (b) the income, if any, received by the Investors’ or Banks’ investing the proceeds of such reductions of Capital.

“Loss Horizon Ratio” means for any month the ratio determined by dividing: (a) the sum of (i) the cumulative sales over the most recent three months, plus (ii) the product of (x) the cumulative sales over the fourth most recent month, times (y) 5%, by (b) the current month’s Net Receivables Pool Balance.

“Loss Reserve” means, for any Receivable Interest on any date, an amount equal to the Net Receivables Pool Balance multiplied by the Loss Reserve Percentage.

“Loss Reserve Percentage” means, for any Receivable Interest in the Pool Receivables on any date, an amount equal to the greater of:

(a)            Stress Factor * Loss Ratio * Loss Horizon Ratio and

(b)            Minimum Loss Reserve

Where:

Loss Ratio = the highest three month rolling average of the Aged Receivables Ratio in the most recent 12 months ended prior to such date.

Minimum Loss Reserve = 10%.

Stress Factor = 2.25

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of United Rentals and its Subsidiaries, taken as a whole; provided, that if such defined term is used for the Seller, “Material Adverse Effect” shall mean a material adverse change in, or a material adverse effect upon, the business, operations, properties or financial condition of the Seller.

“Monthly Report” means a report, in substantially the form of Annex E hereto, furnished by the Collection Agent to the Administrative Agent and each Purchaser Agent pursuant to Article IV of the Agreement.

“Moody’s” means Moody’s Investor Service, Inc.

“MUFG” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“MUFG Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and MUFG as Gotham Purchaser Agent, as the same may be amended or restated from time to time.

“Net Receivables Pool Balance” means at any time the Outstanding Balance of Eligible Receivables reduced by, without duplication:

(a)            the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor exceeds the product of (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of the Eligible Receivables;

(b)            the Outstanding Balance of Eligible Receivables for Obligors that are United States, federal government, governmental subdivisions or agencies that in the aggregate are in excess of 2% of the aggregate Outstanding Balance of all Eligible Receivables;

(c)            the Outstanding Balance of Eligible Receivables for Obligors that are state government, governmental subdivisions or agencies that in the aggregate are in excess of 4% of the aggregate Outstanding Balance of all Eligible Receivables;

(d)            the aggregate monthly collections received during the preceding calendar month and not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(e)            the aggregate amount of Collections received as credit card payments during the preceding calendar month that were not deposited into the Controlled Account in accordance with the provisions of Section 1.04(a) hereof;

(f)             the amount shown as “Un-reconciled Difference” in the latest Monthly Report expressed as a positive number;

(g)            with respect to any Obligor in respect of which (i) there is currently an Outstanding Balance of Eligible Receivables owing from such Obligor in excess of $1,000,000 and (ii) there is a payable owing from the Collection Agent or any of its Affiliates to such Obligor, the lesser of (x) the Outstanding Balance of Eligible Receivables owing from such Obligor and (y) the aggregate amount owing from the Collection Agent and its Affiliates to such Obligor;

(h)            the Outstanding Balance of ENB Receivables that (i) in the aggregate are in excess of 20% of the aggregate Outstanding Balance of all Eligible Receivables or (ii) are greater than 30 days old;

(i)             the Outstanding Balance of Eligible Extended Term Receivables that in the aggregate are in excess of ~~12.5~~17.5% of the aggregate Outstanding Balance of all Eligible Receivables;

(j)             the Outstanding Balance of Eligible Receivables as to which any payment, or part thereof remains unpaid for 91 days or more after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 151 days or more after the Invoice Date for such payment) that in the aggregate is in excess of 5% of the aggregate Outstanding Balance of all Receivables other than the ENB Receivables; and

(k)            the aggregate Contractual Dilution Amount as of the end of the preceding calendar month.

“Non-Delaying Bank” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Non-Extending Bank” has the meaning set forth in Section 1.04(h).

“Nonrenewing Bank” has the meaning set forth in Section 1.13(a).

“Notice of Effectiveness” means a notice upon receipt of which the Seller effectively transfers to the Administrative Agent the exclusive control of the Controlled Account or a Collection Account, as applicable.

“Obligor” means a Person obligated to make payments pursuant to a Contract (other than any such Person whose indebtedness constitutes Excluded Receivables); provided that in the event that any payments in respect of a Contract are made by any other Person, such other Person shall also be deemed to be an Obligor.

“Original Date” has the meaning specified in Section 1.02(e)(i) of the Agreement.

“Originator” means United Rentals (North America), Inc. (f/k/a UR Merger Sub Corporation, as successor in interest to United Rentals (North America), Inc. and United Rentals Northwest, Inc.) and its successors and permitted assigns.

“Other Corporations” means United Rentals, Inc. and all of its Subsidiaries except the Seller.

“Other Costs” has the meaning specified in Section 7.04(c).

“Other Investors” means any Person other than the Seller, the Originator or the Collection Agent.

“Other Sellers” has the meaning specified in Section 7.04(c).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Parent” means United Rentals, Inc. and its successors and permitted assigns.

“Performance Undertaking Agreement” means the Amended and Restated Performance Undertaking Agreement, dated as of the date hereof, made by United Rentals in favor of the Seller, as the same may, from time to time, be amended, restated, modified or supplemented.

“Percentage” of any Bank means, at any time, a fraction (expressed as a percentage rounded to eight decimal places), the numerator of which is the amount of such Bank’s Bank Commitment at such time and the denominator of which is the aggregate amount of all of the Banks’ Bank Commitments at such time, or if no Bank Commitments are outstanding at such time, such Bank’s Percentage in effect immediately prior to there being no Bank Commitments outstanding.

“Periodic Report” means the Monthly Report, the Weekly Report or the Daily Report.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, trust, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“PNC Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and PNC as PNC Purchaser Agent, as the same may be amended or restated from time to time.

“PNC Purchaser Agent” means PNC and its successors and assigns.

“Pool Balance Dilution Ratio” means the three month rolling average of the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions occurring during such month by (b) the aggregate Outstanding Balance of Pool Receivables as of the last day of such month.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Pooled Commercial Paper” means all short-term Commercial Paper issued by a Purchaser from time to time, subject to any pooling arrangement by such Purchaser, but excluding short-term Commercial Paper issued by such Purchaser both for a tenor and in an amount specifically requested by any Person in connection with any receivables purchase facility effected by such Purchaser.

“Purchase Agreement” means the Third Amended and Restated Purchase and Contribution Agreement, dated as of the date of the Agreement, between the Originator, as seller, United Rentals, as collection agent, and United Rental Receivables LLC II, as buyer, as the same may be amended, modified or restated from time to time.

“Purchase Limit” means $~~800,000,000~~900,000,000, as such amount may be reduced pursuant to Section 1.01(b). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b), minus the then outstanding Capital of Receivable Interests under the Agreement.

“Purchase Request” means a request, substantially in the form of Annex I hereto, delivered by the Seller pursuant to Section 1.02 of the Agreement.

“Purchaser” means (i) Liberty Street Funding LLC and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, (ii) Gotham Funding Corporation and any successor or assign of such Purchaser that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables, and (iii) any other Person that becomes a Purchaser hereunder that is a receivables investment company that in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

“Purchaser Agent” means (i) Scotia Capital and its permitted successors and assigns as Liberty Purchaser Agent, (ii) PNC and its permitted successors and assigns as PNC Purchaser Agent, (iii) MUFG and its permitted successors and assigns as Gotham Purchaser Agent, (iv) Truist and its permitted successors and assigns as Truist Purchaser Agent and (v) TD and its permitted successors and assigns as TD Purchaser Agent.

“Purchaser Agent’s Account” means (i) with respect to Scotia Capital, the special account (account number 1016733, ABA No. 026-002532, FFC: BNS HOUSTON – NOSCUS4H (Liberty Street Funding LLC – acct 1016733)) of Scotia Capital maintained at the office of Scotia Capital; (ii) with respect to PNC, the special account (account number 1002422076, ABA No. 043-000-096) of PNC maintained at the office of PNC; (iii) with respect to MUFG, the special account (account number 310-035-147, ABA No. 026-009-632) of MUFG maintained at the office of MUFG; (iv) with respect to Truist, the special account (account number 1000022220783, ABA No. 061000104, Ref: United Rentals) of Truist maintained at the office of Truist; and (v) with respect to TD, the special account (account number 1020-7414669, ABA No. 026009593) of TD maintained at the office of TD.

“Rating Agency” means Standard & Poor’s, Moody’s or Fitch, or any successor thereto.

“Receivable” means the U.S. dollar denominated indebtedness of any Obligor resulting from the provision or sale of goods or services (including, without limitation, the lease or rental of goods) to such Obligor by the Originator under a Contract generated by the Originator in the ordinary course of its business for which all actions required to be performed by the Originator have been performed (except in the case of ENB Receivables, for which the Originator will not have presented an invoice to the related Obligor), and includes the right to payment of any sales tax, interest or finance charges and other obligations of such Obligor with respect thereto, which Receivable has been acquired or purported to be acquired by the Seller by purchase or by capital contribution pursuant to the Purchase Agreement; provided that “Receivable” shall not include any Excluded Receivables. For the avoidance of doubt, Receivables shall include ENB Receivables.

“Receivable Interest” means, at any date of determination, an undivided percentage ownership interest in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as

C + YR + LR + CAFR +DR
NRPB

where:

C	=	the Capital of each such Receivable Interest at the time of computation.

YR	=	the Yield Reserve of each such Receivable Interest at the time of computation.

LR	=	the Loss Reserve of each such Receivable Interest at the time of computation.

CAFR	=	the Collection Agent Fee Reserve of each such Receivable Interest at the time of computation.

DR	=	the Dilution Reserve of each such Receivable Interest at the time of computation.

NRPB	=	the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

“Receivables Pool” means at any time the aggregation of each then outstanding Receivable, payment of which is directed to one of the Collection Accounts.

“Recipient” has the meaning specified in Section 1.11.

“Refund Recipient” has the meaning specified in Section 7.04(g).

“Related Bank” means (a) with respect to Liberty and the Liberty Purchaser Agent, Scotia Capital and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Liberty and the Liberty Purchaser Agent pursuant to Section 7.03; (b) with respect to Gotham and the Gotham Purchaser Agent, MUFG and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for Gotham and the Gotham Purchaser Agent pursuant to Section 7.03; (c) with respect to the PNC Purchaser Agent, PNC and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the PNC Purchaser Agent pursuant to Section 7.03; (d) with respect to the Truist Purchaser Agent, Truist and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the Truist Purchaser Agent pursuant to Section 7.03; (e) with respect to the TD Purchaser Agent, TD and each Eligible Assignee that shall become a party to the Agreement as a Related Bank for the TD Purchaser Agent pursuant to Section 7.03; and (f) with respect to any other Purchaser or any Purchaser Agent, each Bank that is an Eligible Assignee identified in the Assignment and Acceptance pursuant to which such Purchaser and/or Purchaser Agent became a party to this Agreement and each Eligible Assignee that shall become a party to the Agreement as a Related Bank with respect to any such Person pursuant to Section 7.03.

“Related Security” means with respect to any Receivable all of the Seller’s interest in:

(a)            any goods (including returned goods) relating to any sale giving rise to such Receivable;

(b)            all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements authorized or signed by an Obligor describing any collateral securing such Receivable;

(c)            all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

(d)            the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

“Repurchase Date” has the meaning set forth in Section 1.12.

“Required Purchaser Agents” means at any time Purchaser Agents whose Related Banks and Purchasers hold in the aggregate Receivable Interests representing more than 66 2/3%, or, in the event no Receivable Interests are outstanding, whose Related Banks have aggregate Bank Commitments representing more than 66 2/3% of the Bank Commitments; provided, that, (i) solely for purposes of this definition, the Receivable Interests and Bank Commitment for the Related Bank and Purchasers of any Purchaser Agent whose Related Bank is a Defaulting Bank shall be zero for so long as such Bank remains a Defaulting Bank and (ii) solely for purposes of determining the Required Purchaser Agents for the waiver of the occurrence of a Liquidation Day under Section 1.04(b), the Receivable Interests held by any Bank that is a Delaying Bank at such time shall be zero until such time that Collections are applied in full under item “first” contained in the proviso at the end of Section 1.04(c)(x)(iii).

“Reserve Dilution Ratio” means the percentage equivalent of a fraction, computed as of the last day of each calendar month, obtained by dividing (a) the aggregate Dilutions as of the last day of such month by (b) the aggregate amount of newly generated Receivables during the two months prior to such month.

“Response Deadline” has the meaning set forth in Section 1.13(a).

“Responsible Officers” means the President, any Vice President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, legal counsel, or any other executive or financial officer of the Seller, the Collection Agent (including United Rentals in its individual capacity) or the Originator.

“Sanctions Laws” means any law relating to trade or economic sanctions, anti-corruption or anti-terrorism, including any law administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), U.S. Department of State or other relevant sanctions authority of the United States or Canada.

~~“Scheduled Unavailability Date” has the meaning specified in Section 1.15.~~

“Scotia Capital” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Scotia Capital Fee Agreement” means the separate fee agreement, dated on or about the date hereof, pertaining to fees among the Seller and Scotia Capital as Liberty Purchaser Agent and as the Administrative Agent, as the same may be amended or restated from time to time.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Seller” has the meaning as set forth in the preamble to this Agreement and its permitted successors and assigns.

“Senior Secured Indebtedness Leverage Ratio” means, on any date of determination, a ratio (i) the numerator of which is (x) the sum of (a) the aggregate principal amount of secured Debt for borrowed money at such time, plus (b) the Capital Lease Obligations (as defined in the Credit Agreement) at such time, plus (c) all obligations at such time in respect of any Securitization Transaction (as defined in the Credit Agreement) that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet, in each case of United Rentals and its consolidated Subsidiaries outstanding on such date, less (y) the sum of (a) the amount of unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) that would be stated on the consolidated balance sheet of United Rentals and its consolidated Subsidiaries and held by United Rentals or its consolidated Subsidiaries, as determined in accordance with GAAP, plus (b) any restricted cash held in a bank account over which the Administrative Agent, for the benefit of the Investors, has a perfected security interest, in each case, as of the date of determination, and (ii) the denominator of which is the Consolidated EBITDA (as defined in the Credit Agreement) of United Rentals and its consolidated Subsidiaries for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding such date, in each case calculated with the pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the Credit Agreement.

“Settlement Day” for any Receivable Interest means (i) in the case of Yield, all fees and payments due pursuant to each of the Fee Agreements, and the accrued Collection Agent Fee for such Receivable Interest, the fifth Business Day of each calendar month, or, on and after the Termination Date for such Receivable Interest, the last day of the related Settlement Period, and (ii) in each other case, the last day of the related Settlement Period, or, for Pooled Commercial Paper, means the 30th day from the last day of immediately preceding Settlement Period, provided that, if such day is not a Business Day, the next following day that is a Business Day.

“Settlement Period” for any Receivable Interest means (i) each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and (ii) on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the related Purchaser Agent or, in the absence of any such selection, each period of 30 days from the last day of the immediately preceding Settlement Period.

“Special Indemnified Amounts” has the meaning specified in Section 4.07.

“Special Indemnified Party” has the meaning specified in Section 4.07.

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a division of McGraw Hill Financial, Inc.

“Subsidiary” of a specified Person means any corporation of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such specified Person.

“Tangible Net Worth” means at any time the excess of (a) the Outstanding Balance of all Receivables plus cash and cash equivalents of the Seller, minus (b) the sum of (i) the Outstanding Balance of such Receivables that are or have become TNW Ineligibles, plus (ii) Capital, Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve.

“Taxes” has the meaning specified in Section 7.04(d).

“TD” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“TD Fee Agreement” means the separate fee agreement, effective as of August 29, 2017, pertaining to fees among the Seller and TD as TD Purchaser Agent, as the same may be amended or restated from time to time.

“TD Purchaser Agent” means TD and its successors and assigns.

“Termination Date” for any Receivable Interest in the Pool Receivables means (a) in the case of a Receivable Interest in the Pool Receivables owned by a Purchaser, the earlier of (i) the Business Day that the Seller or the related Purchaser Agent so designates by notice to the other at least two Business Days in advance for such Receivable Interest in the Pool Receivables and (ii) the Facility Termination Date and (b) in the case of a Receivable Interest in the Pool Receivables owned by a Bank, the earlier of (i) the Business Day that the Seller so designates by notice to the related Purchaser Agent at least one Business Day in advance for such Receivable Interest in the Pool Receivables and (ii) the Commitment Termination Date.

“Threshold Basis” has the meaning specified in Section 1.04(a).

“TNW Ineligible” means a Receivable:

(a)            as to which any payment or part thereof remains unpaid for 151 or more days after the Invoice Date for such payment (or, in the case of Extended Term Receivables, as to which any payment or part thereof remains unpaid for 211 or more days after the Invoice Date for such payment);

(b)            as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V; or

(c)            that, consistent with the Credit and Collection Policy, would be written off as uncollectible.

“Transaction Document” means any of the Agreement, each Fee Agreement, the Performance Undertaking Agreement, the Purchase Agreement and all other agreements and documents delivered and/or related hereto or thereto.

“Truist” has the meaning as set forth in the preamble to this Agreement and its successors and assigns.

“Truist Fee Agreement” means the separate fee agreement, effective as of September 18, 2014, pertaining to fees among the Seller and Truist as Truist Purchaser Agent, as the same may be amended or restated from time to time.

“Truist Purchaser Agent” means Truist and its successors and assigns.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“United Rentals” means United Rentals, Inc. and its successors and permitted assigns.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Weekly Report” means a report, in substantially the form of Annex G-1 hereto, furnished by the Collection Agent to the Administrative Agent and each Purchaser Agent pursuant to Article IV of the Agreement.

“Yield” means, for each Receivable Interest:

(a)            for each day during any Fixed Period to the extent a Purchaser will be funding such Receivable Interest on such day during such Fixed Period through the issuance of commercial paper,

IR x C x      ED + LF
360

(b)            for each day during any Fixed Period, to the extent (x) a Purchaser will not be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper or (y) a Bank will be funding such Receivable Interest,

AR x C x     ED + LF

where:

AR	=	the applicable Assignee Rate for such Receivable Interest for such Fixed Period

C	=	the Capital of such Receivable Interest on such day during such Fixed Period

ED	=	the actual number of days elapsed during such Fixed Period

IR	=	the Investor Rate for such Receivable Interest for such Fixed Period

LF	=	the Liquidation Fee, if any, for such Receivable Interest for such Fixed Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Yield Reserve” for any Receivable Interest at any time means the sum of (a) the then accrued and unpaid Yield for such Receivable Interest and (b) an amount equal to the product of (i) a stress factor of 2.25, (ii) the Capital of such Receivable Interest on such date, (iii) the Eurodollar Rate for such Receivable Interest for a 30-day Fixed Period deemed to commence on such date (or if the Eurodollar Rate ~~(Reserve Adjusted~~or any Benchmark Replacement (as defined in Section 1.15) component shall no longer be utilized in determining the Assignee Rate pursuant to Section 1.15, the Alternate Base Rate on such date) and (iv) a fraction having Days Sales Outstanding as its numerator and 360 as its denominator.

- - - - - -

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

EXHIBIT II

CONDITIONS OF PURCHASES

1.              Conditions Precedent to Initial Purchase. The initial purchase of a Receivable Interest in the Pool Receivables under this Third Amended and Restated Agreement is subject to the conditions precedent that the Administrative Agent and each Purchaser Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Administrative Agent and each Purchaser Agent:

(a)            A certificate of the Secretary or Assistant Secretary of the Seller and the Originator certifying (i) copies of the resolutions of the Board of Directors of the Seller and the Originator approving the applicable Transaction Documents, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents, (iii) the by-laws of the Seller and the Originator and (iv) the names and true signatures of the officers of the Seller and the Originator authorized to sign the Transaction Documents to be signed by it hereunder. Until the Administrative Agent and each Purchaser Agent receives a subsequent incumbency certificate from the Seller or the Originator, as the case may be, the Administrative Agent and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller or the Originator.

(b)            A certificate of the Secretary or Assistant Secretary of the Parent certifying (i) copies of the resolutions (if required) of the Board of Directors of the Parent approving the Performance Undertaking Agreement, (ii) copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Performance Undertaking Agreement and (iii) the names and true signatures of the officers thereof authorized to sign the Performance Undertaking Agreement.

(c)            A copy of the certificate of formation or articles of incorporation of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

(d)            Acknowledgment copies or time stamped receipt copies of proper financing statement amendments and assignments, duly filed on or before the date of such initial purchase under the UCC of all relevant jurisdictions reasonably necessary to perfect the ownership and security interests contemplated by the Agreement and the Purchase Agreement.

(e)            Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, reasonably necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Seller or the Originator.

(f)             Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Agreements), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 7.04(b) of the Agreement and the Fee Agreements.

(g)            Completed UCC search reports, dated on or within one month before the date of this Agreement, listing the financing statements filed in all applicable jurisdictions referred to in clause (d) above that name the Originator or the Seller as debtor, together with copies of such other financing statements that were filed on any date after September 28, 2011, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrative Agent or any Purchaser Agent may reasonably request, showing no Adverse Claims (other than any Adverse Claim arising under or permitted by any Transaction Document) on any Pool Receivable.

(h)            Copies of an executed amendment to the Controlled Account Agreement in place on the date hereof with the Controlled Account Bank.

(i)             Letters from each of the Rating Agencies then rating the Commercial Paper of each Purchaser confirming the rating of such Commercial Paper after giving effect to the transaction contemplated by the Agreement and the Transaction Documents.

(j)            A favorable opinion of counsel for the Seller and the Originator, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

(k)            A favorable opinion of counsel for the Parent, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent.

(l)             An executed copy of the Fee Agreements.

(m)           An executed copy of each of the Transaction Documents.

(n)            An executed copy of the Performance Undertaking Agreement.

(o)            Each Pool Receivable included in the calculation of Eligible Receivables is an Eligible Receivable.

2.           Conditions Precedent to All Purchases and Reinvestments. Each purchase (except as expressly set forth in Section 1.02(e)(vi) with respect to the funding obligation of a Delaying Bank with respect to Delayed Funds on a Delayed Funding Date) (including the initial purchase) and each reinvestment in the Pool Receivables shall be subject to the further conditions precedent that:

(a)            in the case of each purchase, the Collection Agent shall have delivered to the Administrative Agent and each Purchaser Agent on or prior to such purchase, in form and substance reasonably satisfactory to the Administrative Agent and each Purchaser Agent, a completed Monthly Report, Weekly Report and Daily Report, when applicable, containing information covering the most recently ended calendar month, week or day, respectively, and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under paragraph (i) of Exhibit V would occur;

(b)            on the date of such purchase or reinvestment pursuant to Section 1.04(b)(ii) of the Agreement, the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true), except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by a Purchaser:

(i)              the representations and warranties contained in Exhibit III are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date of such purchase or reinvestment as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date;

(ii)             no event has occurred and is continuing, or would reasonably be expected to result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination; and

(iii)            the Administrative Agent, at the direction of any Purchaser Agent, shall not have given the Seller at least one Business Day’s notice that the Purchasers for which such Purchaser Agent acts have terminated the reinvestment of Collections in Receivable Interests; and

(c)            in the case of each purchase, the Administrative Agent and each Purchaser Agent shall have received a Purchase Request and such other approvals, opinions or documents as it may reasonably request pursuant to the terms of the Agreement.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants as follows:

(a)            The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing (if applicable), in every jurisdiction where the nature of its business requires it to be so qualified and in good standing (if applicable), except where the failure to be so qualified or, to the extent applicable, in good standing would not reasonably be expected to have a Material Adverse Effect on the Seller.

(b)            The execution, delivery and performance by the Seller of each Transaction Document to which it is a party (i) are within the Seller’s limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller’s certificate of formation and limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on the Seller or its property, in each case for clauses (2) through (4) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable or a Material Adverse Effect on the Seller or a material adverse effect on the Seller’s ability to perform its obligations hereunder or under any other Transaction Document, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties (except for the interest created pursuant to the Agreement or permitted by any Transaction Document), except as would not reasonably be expected to have a Material Adverse Effect. Each of the Transaction Documents to which it is a party has been duly executed and delivered by a duly authorized officer of the Seller.

(c)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, except for the filing of UCC financing statements which are referred to herein other than those which have been obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.

(d)            Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(e)            The consolidated balance sheets of United Rentals and its Subsidiaries as at the end of its most recent fiscal year, and the related consolidated statements of income and retained earnings of United Rentals and its Subsidiaries for such fiscal year, copies of which have been furnished to the Administrative Agent and each Purchaser Agent, fairly present in all material respects the consolidated financial condition of United Rentals and its Subsidiaries as at such date and the consolidated results of the operations of United Rentals and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since the end of its most recent fiscal year there has been no material adverse change in the business, operations, property or financial condition of United Rentals or its Subsidiaries, except as may have previously been disclosed to the Administrative Agent and each Purchaser Agent. Notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided, that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement. Since the formation of the Seller, there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

(f)            There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting United Rentals or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to materially adversely affect the financial condition or operations of United Rentals or any of its Subsidiaries or the ability of the Seller or United Rentals to perform their respective obligations under the Transaction Documents, or which purports to affect the legality, validity or enforceability of the Transaction Documents. To the Seller’s knowledge, neither United Rentals nor any Subsidiary is in default with respect to any order of any court, arbitration or governmental body except for defaults that are not material to the business or operations of United Rentals and its Subsidiaries, taken as a whole.

(g)            No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(h)            The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document). Upon each purchase of or reinvestment in a Receivable Interest, the Investors or the Banks, as the case may be, shall acquire a valid and perfected undivided percentage ownership interest or first priority security interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator thereof or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Administrative Agent relating to the Agreement and those filed pursuant to the Purchase Agreement.

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(i)            Each Periodic Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished at any time by or on behalf of the Seller to the Administrative Agent, the Purchaser Agents, the Investors or the Banks in connection with the Agreement is true, complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent, the Purchaser Agents, the Investors or the Banks, as the case may be, at such time) as of the date so furnished.

(j)            The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph (b) of Exhibit IV.

(k)            The names of all the Controlled Account Banks, together with the account numbers of the Controlled Account of the Seller at such Controlled Account Bank, are specified in Annex F hereto (or, subject to paragraph (h) of Exhibit IV, at such other Controlled Account Bank and/or with such other Controlled Account as have been notified to the Administrative Agent in accordance with the Agreement). The names of all the Collection Account Banks, together with the account numbers of the Collection Accounts of the Seller at such Collection Account Bank, are specified in Annex F hereto (or, subject to paragraph (h) of Exhibit IV, at such other Collection Account Bank and/or with such other Collection Account as have been notified to the Administrative Agent in accordance with the Agreement).

(l)             The Seller is not known by and does not use any tradename or doing-business-as name.

(m)           The Seller was formed on December 15, 2000 and the Seller did not engage in any business activities prior to the date of this Agreement other than those relating to the transactions evidenced by the Existing Agreement, the Former Deal Documents and the documents amended and restated thereby. The Seller has no Subsidiaries.

(n)            (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its Debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur Debt or liabilities beyond the Seller’s abilities to pay such Debt and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller’s property would constitute unreasonably small capital.

(o)            With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Originator or (ii) shall have purchased such Pool Receivable from the Originator in exchange for payment (made by the Seller to the Originator in accordance with the provisions of the Purchase Agreement) of cash in an amount that constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent Debt owed by the Originator to the Seller and no such sale is voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

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(p)            Each ENB Receivable has been originated pursuant to the terms of a Contract substantially similar to the form of Contract attached hereto as Annex H, as amended from time to time by the Seller with notice to the Purchaser Agents; provided that if any amendment to the form of Contract attached as Annex H hereto adversely affects the enforceability of ENB Receivables or the interests of the Seller or the Investors therein in any material respect, such amendment shall require the written consent of the Purchaser Agents.

(q)            The Seller is not, nor, to the best of the Seller’s knowledge, is it owned or controlled by Persons that are: (i) the target of any sanctions under any Sanctions Laws, or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions administered or enforced by the government of the United States or Canada under any Sanctions Law.

(r)             Neither the entering into of this Agreement, the sale, assignment and transfer of the Receivable Interests hereunder nor the consummation of any other transactions contemplated hereby will result in the acquisition by the Administrative Agent or any of the Investors of an “ownership interest” (as defined under the Volcker Rule) in the Seller.

(s)            The Seller has not issued any LCR Securities, and the Seller is a consolidated subsidiary of the Parent under generally accepted accounting principles in the United States in effect from time to time.

(t)            The Seller is an entity that is organized under the laws of the United States or of any State thereof and at least 51% of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

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EXHIBIT IV

COVENANTS OF THE SELLER

Until the latest of the Facility Termination Date, the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents are paid in full:

(a)            Compliance with Laws, Etc.

(i)              The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectability of the Receivables Pool, taken as a whole, or the ability of the Seller to perform its obligations under the Transaction Documents.

(ii)             The Seller will not, directly or indirectly, use the proceeds of the purchase of Receivable Interests in the Pool Receivables, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, in any manner that would result in a violation of Sanctions Laws by any Person (including any Investor).

(b)            Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables (and all original documents relating thereto) at the address of the Seller set forth in Section 7.02 of the Agreement or, upon 30 days’ prior written notice to the Administrative Agent, at any other locations in jurisdictions where all actions reasonably requested by the Administrative Agent to protect and perfect the interest in the Collateral have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(c)            Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will require, at its expense, that the Originator will timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

(d)            Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document) upon or with respect to, the Seller’s undivided interest in any Pool Receivable, Related Security, Controlled Account or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent, or assign any right to receive income in respect thereof. The Seller will not grant or suffer to exist any lien, security interest or other charge or encumbrance or control over the Collection Accounts (other than any lien, security interest or other charge or encumbrance or control in favor of the Administration Agent created or granted under a Transaction Document).

(e)            Extension or Amendment of Receivables. Except as provided in Section 4.02(c), the Seller will not, and will not permit the Collection Agent to, (i) extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in a manner inconsistent with the Credit and Collection Policy, that would result in the Dilution of such Pool Receivable or that would otherwise prevent such Pool Receivable from being an Eligible Receivable unless, in each case, the Seller shall have been deemed to have received a Collection in respect of such Pool Receivable, or (ii) amend, modify or waive in any material respect any term or condition relating to payments under or enforcement of any Contract related thereto.

(f)             Change in Business or Credit and Collection Policy. The Seller will not make or permit any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectability of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement, except as may otherwise be agreed in writing by the Administrative Agent and each Purchaser Agent.

(g)            Change in Payment Instructions to Obligors. The Seller will not make or permit any change in the instructions to Obligors regarding payments to be made to the Seller or the Collection Agent or payments to be made to the Controlled Account Bank, unless the Administrative Agent shall have received notice of and agreed to such change, other than a change related solely to instructions to Obligors to pay to a new Controlled Account Bank and subject to a Controlled Account Agreement.

(h)            Addition or Termination of Controlled Account Bank or Controlled Account Agreement or of Collection Account Bank or Collection Account Agreement. The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Controlled Account Bank from those listed in Annex F to the Agreement or terminate any Controlled Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Controlled Account Bank, notice of the termination of the Controlled Account Agreement with any terminated Controlled Account Bank, executed copies of a Controlled Account Agreement with each newly added Controlled Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination. The Seller will not permit any provision of any Controlled Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent. The Seller will not add or terminate or cause or permit the addition or termination of any bank as a Collection Account Bank from those listed in Annex F to the Agreement or terminate any Collection Account Agreement, unless the Administrative Agent shall have received notice of such addition or termination of a Collection Account Bank, notice of the termination of the Collection Account Agreement with any terminated Collection Account Bank, executed copies of a Collection Account Agreement with each newly added Collection Account Bank and an updated Annex F to the Agreement reflecting any such addition or termination. The Seller will not permit any provision of any Collection Account Agreement to be changed, amended, modified or waived without the prior written consent of the Administrative Agent.

(i)            Deposits to Controlled Account. The Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into the Collection Accounts, and will cause all such Collections deposited to the Collection Accounts to be transferred to the Controlled Account within one Business Day of receipt except to the extent otherwise permitted by the provisions of Section 1.04(a) hereof. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Controlled Account cash or cash proceeds other than Collections of Pool Receivables and the proceeds of Excluded Receivables. The Seller will not deposit or otherwise credit, or cause or issue any instructions to be so deposited or credited, to the Collection Accounts cash or cash proceeds other than Collections of Pool Receivables, the proceeds of Excluded Receivables, and to the limited extent permitted herein, Identifiable Combined Assets. The Seller will use its commercially reasonable efforts to not cause any proceeds of Excluded Receivables to be transferred or deposited into the Controlled Account and, in the event any such proceeds of Excluded Receivables are so transferred or deposited into the Controlled Account, the Seller will transfer, or cause to be transferred (and the Collection Agent agrees to transfer), such proceeds to the Originator within one Business Day of the day on which the Seller becomes aware that such proceeds are transferred or deposited into the Controlled Account (but in no event more than two Business Days after the date on which such proceeds are transferred or deposited into the Controlled Account).

(j)            Marking of Records. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

(k)            Reporting Requirements. The Seller will provide to the Administrative Agent (in multiple copies, if requested by the Administrative Agent) the following:

(i)              as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of United Rentals, balance sheets of United Rentals, its Subsidiaries and the Seller as of the end of such quarter and statements of income and retained earnings of United Rentals, its Subsidiaries and the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of United Rentals; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(ii)             as soon as available and in any event within 90 days after the end of each fiscal year of United Rentals, a copy of the annual report for such year for United Rentals and its Subsidiaries, containing financial statements for such year audited by Ernst & Young or other independent public accountants of recognized national standing; notwithstanding the foregoing, in the event the due date for delivery of such financials is waived or extended with respect to the Revolving Loans (as defined in the Credit Agreement) pursuant to the Credit Agreement and at such time each of Scotia Capital, PNC, MUFG, Truist and TD are Revolving Credit Lenders (as defined therein) thereunder, such waiver or extension will be deemed to have been made with respect to the delivery of such financials under this Agreement; provided that written notice of the request for such waiver or extension is delivered by the Collection Agent to the Administrative Agent (for distribution to the Purchaser Agents) promptly after such request being sent to the Revolving Credit Lenders under the Credit Agreement;

(iii)            promptly after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

(iv)            promptly after the sending or filing thereof, copies of all reports that United Rentals sends to any of its securityholders, and copies of all reports and registration statements that United Rentals or any Subsidiary files with the SEC or any national securities exchange;

(v)             promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, reasonably be expected to have a Material Adverse Effect;

(vi)            promptly and in any event within 30 days after any change in the name of the Originator or the Seller, a notice setting forth the new name and the effective date thereof and UCC-3 amendments to all then existing UCC-1 financing statements filed in connection with the Transaction Documents;

(vii)           promptly after the Seller obtains knowledge thereof, notice of any “Event of Termination” or “Facility Termination Date” under the Purchase Agreement;

(viii)          so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that the Originator has, pursuant to the Purchase Agreement, stopped selling or contributing to the Seller all newly arising Receivables;

(ix)             at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer’s knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

(x)              promptly after receipt thereof, copies of all consents requested from the Seller by, and all notices or other documents received by the Seller from, the Originator under the Purchase Agreement;

(xi)             promptly, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent may from time to time reasonably request;

(xii)            promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding that may exist at any time between the Seller or the Originator and any governmental authority that, in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect on the Seller or the Originator, (b) litigation or proceeding materially and adversely affecting the Seller’s or the Originator’s ability to perform its obligations under a Transaction Document or (c) other litigation or proceeding that would reasonably be expected to have a Material Adverse Effect on the Seller or the Originator; and

(xiii)           promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial condition of the Seller or the Collection Agent and the Parent, taken as a whole.

The reporting requirements set forth above are satisfied by filing any of the documentation specified in (i), (ii) and (iv) with the SEC through the EDGAR electronic filing system.

(l)             Separateness. (i) The Seller shall at all times maintain at least two independent directors each of whom (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of, or a major vendor or supplier of services to, an Affiliate of the Seller or any Other Corporation, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

(i)              The Seller shall not direct or participate in the management of any of the Other Corporations’ operations.

(ii)             The Seller shall conduct its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

(iii)           The Seller shall at all times be adequately capitalized in light of its contemplated business.

(iv)           The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

(v)            The Seller shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Seller shall hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from the Other Corporations. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

(vi)           The Seller shall not maintain any joint account with any Other Corporation or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Corporation.

(vii)          The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

(viii)         The Seller shall not make loans, advances or otherwise extend credit to any of the Other Corporations.

(ix)            The Seller shall hold regular duly noticed meetings of its Managers and make and retain minutes of such meetings.

(x)             The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

(xi)            The Seller shall not engage in any transaction with any of the Other Corporations, except as permitted by the Agreement and as contemplated by the Purchase Agreement.

(xii)           The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in the ~~opinion~~opinions delivered pursuant to ~~paragraph (1)(j) of Exhibit II~~Amendment No. 13 to the Agreement, dated on or about June 25, 2021.

(m)            Transaction Documents. Subject to the waiver provisions set forth in Section 2.02, the Seller will not amend, waive or modify any provision of any of the Transaction Documents or waive the occurrence of any “Event of Termination” under the Purchase Agreement, without the prior written consent of the Administrative Agent and each Purchaser Agent. The Seller will perform all of its obligations under the Transaction Documents in all material respects and will enforce the Transaction Documents in accordance with its terms in all material respects.

(n)            Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originator and the transactions contemplated by the Agreement. The Seller will not create or form any Subsidiary.

(o)            Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person.

(p)            Distributions, Etc. So long as a Purchaser’s Commercial Paper with respect to this transaction is outstanding, any Capital of or Yield on any Receivable Interest is outstanding or any other amounts are owed by the Seller hereunder to the Investors, the Banks, the Administrative Agent or the Purchaser Agents, the Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests of the Seller, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Seller or any warrants, rights or options to acquire any such interests, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its membership interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such dividends are in compliance with all applicable law including the limited liability company law of the state of the Seller’s formation, and (iii) such dividends have been approved by all necessary and appropriate company action of the Seller.

(q)            Debt. The Seller will not incur any Debt, other than any Debt incurred pursuant to the Agreement, the Purchase Agreement or the Fee Agreements.

(r)             Limited Liability Agreement. The Seller will not amend or delete Sections 7 to 10, 16, 20 to 25 or 30 of its limited liability agreement.

(s)            Tangible Net Worth. The Seller will maintain Tangible Net Worth at all times equal to at least 3% of the Outstanding Balance of the Receivables at such time.

(t)             Liquidity Coverage Ratio. The Seller will not issue any LCR Security.

EXHIBIT V

EVENTS OF TERMINATION

Each of the following, unless waived in writing in accordance with Section 2.02, shall be an “Event of Termination”:

(a)            A Collection Agent Default shall have occurred; or

(b)            The Seller shall fail (i) to transfer or cause to be transferred to the Administrative Agent when requested any rights, pursuant to the Agreement, of the Collection Agent or (ii) to make any payment required under Section 1.04, and any such failure to transfer or pay shall remain unremedied for three Business Days; or

(c)            Any representation or warranty made or deemed made by the Seller (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Seller pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of any Responsible Officer of the Seller becoming aware of such incorrectness or untruth or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(d)            The Seller shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or in any other Transaction Document on its part to be performed or observed in any material respect (or, if such term, covenant or agreement is qualified by materiality, material adverse effect or a similar qualification, in any respect), and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Seller by the Administrative Agent or any Purchaser Agent (or, with respect to a failure to deliver any Periodic Report pursuant to the Agreement, such failure shall remain unremedied for five days (with respect to a Monthly Report) or two Business Days (with respect to a Daily Report or a Weekly Report) without a requirement for notice); or

(e)            The Seller shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f)            Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected undivided percentage ownership or first priority security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document); or the security interest created pursuant to Section 1.09 shall for any reason cease to be a valid first priority perfected security interest in the collateral security referred to in that section free and clear of any Adverse Claim (other than any Adverse Claim arising under or permitted by any Transaction Document), and such default is incapable of remedy or, if capable of remedy, (x) the value of such percentage ownership or security interest shall not exceed $5,000,000 and (y) such default is not corrected or cured within 10 Business Days of any Responsible Officer of the Seller becoming aware of such default or written notice thereof being given to the Seller by the Administrative Agent or any Purchaser Agent; or

(g)            The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Seller seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any limited liability company action to authorize any of the actions set forth above in this paragraph (g); or

(h)            As of the last day of any calendar month, either:

(i)              the three-month rolling average of the Default Ratio shall exceed 2.75%; or

(ii)             the three-month rolling average of the Delinquency Ratio shall exceed 14.50%; or

(iii)            the Pool Balance Dilution Ratio shall exceed 1.75%; or

(iv)            the three-month rolling average Days Sales Outstanding shall exceed 70 days; or

(i)             The sum of the Receivable Interests shall be greater than 100% for a period of two Business Days; or

(j)             There shall have occurred any material adverse change in the business, operations, property or financial condition of the Seller or the Parent and its Subsidiaries, taken as a whole, since the last publicly filed financial statements; or there shall have occurred any event that would reasonably be expected to materially adversely affect (as determined by the Banks in their sole and absolute discretion) the collectability of the Receivables Pool or the ability of the Seller or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under the Agreement; or

(k)            An “Event of Termination” or “Facility Termination Date” shall occur under the Purchase Agreement or any other Transaction Document shall cease to be in full force and effect; or

(l)             All of the outstanding membership interests of the Seller shall cease to be owned, directly or indirectly, by United Rentals; or

(m)           The Outstanding Balance of all Receivables (based on the most recent Weekly Report) shall for any two consecutive Business Days be less than 105% of the aggregate outstanding Capital (based on the most recent Weekly Report), Yield Reserve, Loss Reserve, Collection Agent Fee Reserve and Dilution Reserve (each as shown in the most recent Monthly Report) and the Seller shall not have cured such event within two Business Days after the date of delivery of the Weekly Report to the Administrative Agent and the Purchaser Agents or the date such Weekly Report should have been delivered; or

(n)            Either (A) a governmental authority with proper authority asserts that (i) the Seller is (or may be deemed) a “covered fund” under the Volcker Rule, and (ii) the terms of this Agreement result in the acquisition by the Administrative Agent or any of the Investors of an ownership interest (as defined in the Volcker Rule) in the Seller or (B) the Administrative Agent or the Investors have reasonably determined that an event of the type described in the foregoing subclause (A) of this clause will, with notice or lapse of time, occur.

EXHIBIT VI

COLLECTION AGENT DEFAULTS

Each of the following, unless waived in writing by the Required Purchaser Agents (other than as set forth in paragraph (e) which cannot be waived), shall be a “Collection Agent Default”:

(a) The Collection Agent (if United Rentals or any of its Affiliates is the Collection Agent) (i) shall fail to perform or observe in any material respect any term, covenant or agreement under the Agreement (other than as referred to in clause (ii) of this paragraph (a)) and such failure shall remain unremedied for 10 Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under the Transaction Documents and such failure to pay or deposit shall remain unremedied for three Business Days; or

(b) The Collection Agent shall fail to transfer to the Administrative Agent when requested any rights, pursuant to the Agreement, which it then has as Collection Agent and any such failure to transfer shall remain unremedied for three Business Days; or

(c) Any representation or warranty made or deemed made by the Collection Agent (or any of its officers) pursuant to the Agreement or any other Transaction Document or any information or report delivered by the Collection Agent pursuant to the Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrectness or untruth is incapable of remedy or, if capable of remedy, is not corrected or cured within 30 days of the earlier of the Collection Agent becoming aware of such incorrectness or untruth or written notice thereof being given to the Collection Agent by the Administrative Agent or any Purchaser Agent; or

(d) The Collection Agent shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $200,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) The Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or file a notice of intention to make a proposal to some or all of its creditors; or any proceeding shall be instituted by or against the Collection Agent seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Collection Agent shall take any corporate action to authorize any of the actions set forth above in this paragraph (e); or

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(f) There shall have occurred any material adverse change in the business, operations, property or financial condition of the Collection Agent and its Subsidiaries, taken as a whole, since the last publicly filed financial statements; or there shall have occurred any event that may materially adversely affect the collectability of the Receivables Pool or the ability of the Collection Agent to collect Pool Receivables or otherwise perform its obligations under the Agreement; or

(g) A breach by the Collection Agent of Section 8.9 (Fixed Charge Coverage Ratio) of the Credit Agreement at any time during a Covenant Trigger Period (as defined in the Credit Agreement); or

(h) A Change of Control of the Collection Agent or of the Originator shall occur.

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